ASSIGNMENT AND ASSUMPTION OF LEASE


     This instrument is executed and delivered as of the 30th day of April, 2004, pursuant to that certain Contract of Sale
("Agreement") by and between PRECO II CRIC LLC, a Delaware limited liability company ("Assignor"), and AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee").

     1. ASSIGNMENT OF LEASE AND GUARANTY. For good and valuable consideration, Assignor hereby assigns, sells, transfers, sets over and conveys to Assignee, and Assignee hereby accepts such assignment, all right, title and interest of Assignor in, to and under (i) that certain Lease dated as of October 21, 2003, by and between Assignor, as Landlord, and APPLE OHIO LLC, a Delaware limited liability company ("Tenant"), as Tenant (the "Lease"), all rights and obligations of Assignor under the Lease; and (ii) that certain Guaranty with respect to the Lease (the "Lease Guaranty"), executed as of October 21, 2003, by Apple American Group LLC, a Delaware limited liability company with respect to that certain parcel of real property located in Ashland, Ohio,
which  is  more fully described on Exhibit A attached hereto.   A
Memorandum of Lease dated October 21, 2003, was recorded November 18, 2003, in the Ashland County Records in Volume 376, Page 219.


2. ASSUMPTION; INDEMNITIES. Assignee hereby assumes the obligations of Assignor under the Lease arising from and after the Closing Date (as defined in the Agreement) and shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by any such indemnified party by reason of the failure of Assignee to fulfill, perform, discharge, and observe its obligations with respect to the Lease arising on or after the date hereof. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Lease arising before the date hereof.


3. DISCLAIMER. Except as otherwise expressly provided in the Agreement, the Lease is assigned by Assignor and accepted by Assignee AS IS, WHERE IS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE LEASE ASSIGNED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER.


4. GOVERNING LAW. This instrument shall be governed and controlled by the law of the State of Ohio.

      IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption of Lease to be executed as of the date first written above.

                                ASSIGNOR:

                                PRECO II CRIC LLC,
                                a   Delaware  limited   liability
                                company


                                By: /s/ Marjorie S Palace
                                        Marjorie S. Palace,
                                        Authorized Person


COMMONWEALTH OF MASSACHUSETTS )
                                   ) SS.
COUNTY OF SUFFOLK             )


     I, Andrea M Mullen, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Marjorie S.
Palace, personally known to me to be the Authorized Person of PRECO II CRIC LLC, a Delaware limited liability company ("Company"), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Authorized Person, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

     GIVEN under my hand and Notarial Seal this 29th day of April, 2004.


                                   /s/ Andrea M Mullen
                                        Notary Public
[notary seal]
                                ASSIGNEE:

                                AEI   REAL   ESTATE   FUND   XVII
                                LIMITED PARTNERSHIP,
                                a Minnesota limited partnership

                                By: AEI Fund  Management XVII, Inc.,
                                    a Minnesota corporation,
                                    its corporate general partner


                                 By:  /s/ Robert P Johnson
                                          Robert P.Johnson, President

STATE OF MINNESOTA       )
                         )
COUNTY OF RAMSEY         )

      I, Jennifer L Schreiner, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Robert P. Johnson, personally known to me to be the President of AEI FUND MANAGEMENT XVII, INC., a Minnesota corporation, on its own behalf and as the corporate general partner of AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP, a Minnesota limited partnership ("Company"), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

      GIVEN  under my hand and Notarial Seal  this        day  of
April, 2004.


                                    /s/ Jennifer L Schreiner
                                          Notary Public

[notary seal]





This Instrument Prepared by:

G. Dean Reed, Esq.
Liechty & McGinnis, P.C.
7502 Greenville Avenue, Suite 750
Dallas, Texas  75231




                 EXHIBIT A LEGAL DESCRIPTION


SITUATED IN THE CITY OF ASHLAND, COUNTY OF ASHLAND, STATE OF OHIO AND KNOWN AS BEING PART OF THE SOUTHWEST QUARTER OF
SECTION 24, TOWNSHIP 24, UNION TOWNSHIP, RANGE 17, AND ALSO KNOWN AS BEING PART OF PARCEL 3 AND PART OF PARCEL 4 OF THE SUBDIVISION OF A PORTION OF THE BOYER PROPERTY FOR DEVELOPERS DIVERSIFIED ENTERPRISES LTD. AS RECORDED IN PLAT CABINET 1, PAGE 26 OF THE ASHLAND COUNTY RECORDS;

BEGINNING AT A POINT, WHICH IS THE SOUTHWEST CORNER  OF  THE
SOUTHWEST QUARTER OF SECTION 24;

THENCE SOUTH 86 DEG. 29' 37" EAST, ALONG THE SOUTHERLY LINE OF SAID SECTION 24 AND THE CENTERLINE OF TOWNSHIP HIGHWAY NO. 1506, A DISTANCE OF 1120.70 FEET TO A POINT .AT THE INTERSECTION OF THE SOUTHERLY LINE OF SAID SECTION 24 WITH THE CENTERLINE OF CLAREMONT A VENUE (OLD U.S. ROUTE NO.42);

THENCE  NORTH 58 DEG. 14' 21" EAST, ALONG THE CENTERLINE  OF
SAID CLAREMONT A VENUE, A DISTANCE OF 664.54 FEET TO A POINT
OF CURVATURE;

THENCE CONTINUING THE CENTERLINE OF SAID CLAREMONT AVENUE, ALONG THE ARC OF A CIRCLE DEFLECTING TO THE LEFT HAVING A CENTRAL ANGLE OF 04 DEG. 30' 04", A RADIUS OF 5729.58 FEET A TANGENT OF 225.17 FEET, A CHORD OF 449.99 FEET, A CHORD BEARING NORTH 55 DEG. 59' 19" EAST, AND AN ARC LENGTH OF
450.11 FEET TO A POINT, WHICH IS THE TRUE PLACE OF BEGINNING FOR THE PARCEL OF LAND HEREIN DESCRIBED;

THENCE NORTH 36 DEG. 12143" WEST, PASSING OVER A 5/8" CAPPED
REBAR  (GBC  DESIGN, INC.) SET AT 30.00 FEET, A DISTANCE  OF
79.99 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET  AT
A POINT OF CURVATURE;

THENCE ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT HAVING A CENTRAL ANGLE OF 39 DEG. 57' 44", A RADIUS OF 100.00 FEET, A TANGENT OF 36.36 FEET, A CHORD OF 68.34 FEET, A CHORD BEARING NORTH 16 DEG. 131 51" WEST, AND AN ARC LENGTH OF
69.75 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET  AT
A POINT OF TANGENCY;

THENCE NORTH 03 DEG. 45' 01" EAST A DISTANCE OF 221.25 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT A POINT OF CURVATURE; THENCE ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT HAVING A CENTRAL ANGLE OF 89 DEG. 58' 53", A RADIUS OF
10.00 FEET, A TANGENT OF 10 FEET, A CHORD OF 14.14 FEET, A CHORD BEARING NORTH 48 DEG. 44' 28" EAST, AND AN ARC LENGTH OF 15.70 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT A POINT OF TANGENCY; THENCE SOUTH 86 DEG. 16' 06" EAST A DISTANCE OF 254.83 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT A POINT; THENCE SOUTH 38 DEG. 39' 39" EAST,
ALONG THE EASTERLY LINE OF SAID PARCEL 4, PASSING OVER A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT 110.29 FEET, A DISTANCE OF 140.29 FEET TO A POINT; THENCE SOUTH 51 DEG. 20' 21" WEST, ALONG THE CENTERLINE LINE OF SAID CLAREMONT AVENUE, ALSO BEING THE SOUTHERLY LINE OF SAID PARCEL 4, A DISTANCE OF 141.22 FEET TO A POINT OF CURVATURE; THENCE CONTINUING ALONG THE CENTERLINE OF SAID CLAREMONT AVENUE, ALSO BEING THE SOUTHERLY LINE OF SAID PARCEL 3 AND SAID PARCEL 4, ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT
HAVING A CENTRAL ANGLE OF 02 DEG. 23' 56", A RADIUS OF 5729.58 FEET, A TANGENT OF 119.96 FEET, A CHORD OF 239.88 FEET, A CHORD BEARING SOUTH 52 DEG. 32' 19" WEST, AND AN ARC LENGTH OF 239.89 FEET TO THE TRUE PLACE OF BEGINNING AND CONTAINING 1.9366 ACRES OF LAND, MORE OR LESS, (1.1131 ACRES BEING LOCATED IN SAID PARCEL 3 AND 0.8235 ACRES BEING LOCATED IN SAID PARCEL 4), AS SURVEYED IN NOVEMBER, 2000, AS REVISED BY SURVEY IN OCTOBER, 2001 BY GARY R. ROUSE, REGISTERED SURVEYOR NO. 6867, WITH GBC DESIGN, INC. BUT SUBJECT TO ALL LEGAL HIGHWAYS AND ANY RESTRICTIONS, RESERVATIONS OR EASEMENTS OF RECORD.

TOGETHER WITH THE EASEMENTS AS SET FORTH IN THE RESTRICTIONS, COVENANTS AND CONDITIONS CONTAINED IN DEED OF DECLARATION BY DEVELOPERS DIVERSIFIED ENTERPRISES, LTD.,
FILED  JUNE  2,  1977 IN VOLUME 503 PAGE 639 ASHLAND  COUNTY
RECORDS.

NOTE:   THE  ABOVE  DEED  OF  DECLARATION  WAS  AMENDED   BY
INSTRUMENT  FILED FEBRUARY 22,1993 IN VOLUME  577  PAGE  509
ASHLAND COUNTY RECORDS.



PARCEL NO. P44-085-0-0010-00

Commonly known as: 2250 Claremont Avenue, Ashland, OH 44805







                            LEASE


                           BETWEEN




                      PRECO II CRIC LLC




                        as Landlord,




                     and APPLE OHIO LLC






                          as Tenant






                Dated: As of October 21, 2003














                      TABLE OF CONTENTS

  1.   BASIC PROVISIONS                                  1
  2.   LEASING AGREEMENT; TERM                           2
  3.   RENT                                              4
  4.   TAXES                                             5
  5.   ENVIRONMENTAL MATTERS                             6
  6.   COMPLIANCE WITH REQUIREMENTS                      9
  7.   COVENANT AGAINST LIENS                            9
  8.   USE AND ENJOYMENT                                 10
  9.   TENANT'S PROPERTY; LIEN WAIVER                    12
  10.  ALTERATIONS; MAINTENANCE AND REPAIR               12
  11.  CONDEMNATION AND CASUALTY DAMAGE                  14
  12.  INSURANCE                                         17
  13.  ASSIGNMENT AND SUBLETTING                         18
  14.  INDEMNIFICATION                                   20
  15.  DEFAULT; REMEDIES                                 22
  16.  SURRENDER OF PREMISES                             27
  17.  SUBORDINATION AND ATTORNMENT                      28
  18.  ESTOPPEL CERTIFICATES                             29
  19.  NOTICES                                           29
  20.  LEASEHOLD FINANCING                               30
  21.  RIGHT OF FIRST REFUSAL                            31
  22.  TENANT'S RIGHT TO SUBSTITUTE THE PREMISES         33
  23.  GUARANTY                                          36
  24.  MISCELLANEOUS                                     37




                   SCHEDULES AND EXHIBITS

EXHIBIT A           LAND LEGAL DESCRIPTION

EXHIBIT B           LANDLORD AGREEMENT
EXHIBIT C           MEMORANDUM OF LEASE
EXHIBIT D           GUARANTY
EXHIBIT E           SUBORDINATION , NON-DISTURBANCE AND
                    ATTORNMENT AGREEMENT


                            LEASE


THIS LEASE ("Lease") dated October .21, 2003, is made and entered into by and between PRECO II CRlC LLC, a Delaware limited liability company ("Landlord"), and APPLE OHIO LLC, a Delaware limited liability company ("Tenant").

                    I.   BASIC PROVISIONS


1.1. Premises Address:               2250 Claremont Avenue
                                     Ashland, Ohio 44805

1.2. Landlord Name and Address:      PRECO II CRJC LLC
                                     One Exeter Place
                                     Boston, MA 02116.

1.3. Tenant Name and Address:        Apple Ohio LLC
                                     6200 Oak Tree Boulevard,
                                     Suite 250
                                     Independence, OH 44131
                                     Attn: Chief Financial Officer

1.4. Lease Date:                     October 21, 2003

1.5. Term:                           Twenty (20) Lease Years

1.6. Options to Extend:              Four (4) periods of five
                                     (5) Lease Years each

1.7. Exhibits:                       Exhibit A -Land Legal Description
                                     Exhibit B -Landlord Agreement
                                     Exhibit C -Memorandum of Lease
                                     Exhibit D -Guaranty of Lease
                                     Exhibit E -Subordination, Non-Disturbance
                                                and Attornment Agreement


                 2. LEASING AGREEMENT; TERM

     2.1. LEASING AGREEMENT. Landlord leases to Tenant and Tenant leases from Landlord upon and subject to the terms and conditions set forth in this Lease certain real estate consisting of approximately 84,358 square feet of land, as legally described in attached Exhibit A, together with all easements, rights and appurtenances thereto, including, but not limited to all of Landlord's rights, if any, to use any common areas, parking, access drives and sidewalks in any center of which the real estate may be a part (the "Land"). The Land is commonly known as 2250 Claremont Avenue, Ashland ("City"), Ashland County, Ohio. The Land, together with the restaurant and other related improvements now or hereafter thereon ("Improvements"), are referred to in this Lease as the "Premises." The Premises are leased subject to all restrictions, covenants, encumbrances and other matters of record on the date of this Lease.

     2.2.  TERM.  The  term  of this  Lease  ("Term")  shall
commence ("Commencement Date") on the date set forth opposite the signatures of the parties on the signature page of this Lease and, unless extended or earlier terminated as provided herein, shall expire ("Expiration Date") at midnight on the last day of the twentieth (20th) "Lease Year" thereafter. "Lease Year" shall me~ and refer to that period of twelve (12) full consecutive calendar months beginning with the first full calendar month of the Term and each subsequent period of twelve (12) consecutive calendar months during the Term, provided that if the Term commences on other than the first day of a calendar month, then the initial fractional month of the Term plus the next succeeding twelve (12) full calendar months shall constitute the first Lease Year of the Term and provided, further, that if this Lease is terminated prior to the Expiration Date, the last Lease Year may contain less than twelve (12) full calendar months.

     2.3. EXTENSION OF THE TERM. Provided that this Lease is in full force and effect and no Event of Default has occurred and is continuing, Tenant shall have the option to extend the Term for up to four (4) successive periods of five (5) Lease Years each upon all of the provisions of this Lease, which extension options shall automatically be deemed exercised two hundred seventy (270) days prior to the then current Expiration Date without the requirement for any further notice; provided, however, that Tenant shall have the right to tem1inate this Lease (and void any such automatic extension and all remaining extension options) effective as of any then current Expiration Date by giving written notice thereof to Landlord not less than two hundred seventy (270) days before such then current Expiration Date; and provided, further, that this Lease shall not be automatically extended (and Tenant shall be deemed to have given written notice of non-renewal) if on the date which is two hundred seventy (270) days prior to the then current Expiration Date an Event of Default has occurred and is continuing, and in such event this Lease shall terminate on the then current Expiration Date. If and each time this Lease is so extended, the word "Term" shall be deemed to include the five (5) year extension period with respect to which the option has been exercised and the term "Expiration Date" shall mean the last day of such five (5) year extension period.

     2.4.PREMISES LEASED " AS-IS". LANDLORD HEREBY LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE PREMISES "AS IS" AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE, PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS, AND THAT THE PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER PATENT OR
LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 2.4 HAYE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO STATUTE, JUDICIAL DECISION, THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW, RULE, REGULATION OR ORDER NOW OR HEREAFTER IN EFFECT OR OTHER WISE.

     Tenant acknowledges and agrees that Tenant has examined the title to the Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

     2.5. TRUE LEASE. Landlord and Tenant intend for this Lease to be a true lease and not a transaction creating a financing arrangement. Each party shall take all reasonable steps to reflect the transaction represented hereby in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

     2.6. NON- TERMINABLE. Except as and to the extent expressly set forth in Section 2.3 (with respect to non-renewal of this Lease) and in Article 11 of this Lease, and
Article 22 of this Lease (provided that Tenant (or an affiliate of Tenant) shall enter into a new Lease for the Exchange Property), Tenant shall have no right to terminate this Lease. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.


                           3. RENT

     3.1. BASE RENT. Tenant shall pay to Landlord as annual base rent ("Base Rent") the amount set forth in column (b) below for the corresponding Lease Years set forth in column
(a) below:

(a)  Lease  Year      (b)  Annual Base Rent    (c)  Monthly Base Rent
        1-5                  $149,066.00               $12,422.17
        6-10                  160,245.96                13,353.83
        11-15                 172,264.44                14,355.37
        16-20                 185,184.24                15,432.02
        21-25*                199,073.04                16,589.42
        26-30**               214,003.56                17,833.63
        31-35***              230,053.80                19,171.15
        36-40****             247,307.88                20,608.99

[an  asterisk (*) indicates an extension period; the  number
of   asterisks  corresponds  to  the  respective   extension
period.]

     Base Rent shall be paid to. Landlord in monthly installments ("Monthly Base Rent") in the respective amounts set forth in column (c) above in advance on the first day of each month for which the same is due during the Term. Rent for any partial month shall be prorated on a per diem basis.

     3.2. PAYMENT. All charges and costs payable by Tenant to Landlord or any other third party pursuant to this Lease in addition to Base Rent shall be considered "Additional Rent". Base Rent and Additional Rent are sometimes referred to collectively as "Rent." Except as otherwise specifically provided in this Lease, all Rent shall be paid by Tenant to Landlord without notice, demand, offset, abatement, reduction or deduction by check payable to Landlord and sent to Landlord at the address indicated in Section 1.2 or to such other person, entity or place as Landlord may from time to time designate by notice to Tenant. If required by Landlord, Tenant shall make payments of Monthly Base Rent to Landlord by wire transfer in immediately available federal funds to such account in such bank as Landlord may designate from time to time upon not less than thirty (30) days' notice to Tenant, which account shall be the same account to which Tenant and/or Tenant's affiliates who lease other properties from Landlord named herein (or its affiliates) wire transfer payments of Monthly Base Rent for at least nine (9) other properties. Monthly Base Rent for the period from and including the Commencement Date through and including the last day of the first full calendar month of the Term shall be paid in advance on the Commencement Date.

     3.3. LATE PAYMENTS. If Tenant shall fail to make payment of any installment of Base Rent or any Additional Rent payable to Landlord (rather than to a third party) within ten (10) days after the date when each such payment is due, Tenant shall pay to Landlord interest at a rate equal to the Default Rate (ashereii1after defined) on the amount unpaid computed from the date such payment of Base Rent or Additional Rent was due to and including the date of payment thereof (but only with respect to amounts payable directly to Landlord or that are not otherwise subject to an interest or similar charge that. will be treated as Base Rent or Additional Rent hereunder). Further, if any installment of Monthly Base Rent is not paid within fifteen
(15) days after the date the same is due, Tenant shall pay to Landlord, on demand, as Additional Rent. a late charge (the "Late Charge") equal to four percent (4%) of such overdue installment of Monthly Base Rent.

     3.4. NET LEASE. This is a net lease and Base Rent, Additional Rent and, except as otherwise expressly set forth herein, all other sums payable hereunder by Tenant shall be paid without defense (other than defense of prior payment), notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction or reduction. During the Term of this Lease, Tenant shall be obligated to pay and shall be liable for all costs and expenses associated with or arising from the use, operation, maintenance, repair or improvements of the Premises (regardless of whether such costs and expenses are charged or imposed against Landlord or Tenant).

                          4. TAXES

     4.1. As used in this Lease, the term "Premises Taxes" shall mean all real estate, personal property, ad valorem and other taxes and assessments, general and special, and all other governmental charges levied, assessed or imposed on or with respect to the Premises or which arise from the ownership, leasing, use, occupancy or possession of all or any portion of the Premises. Without limitation of the foregoing, it is hereby specifically agreed that "Premises Taxes" include all taxes and other governmental charges assessed or levied (i) on or with respect to any Base Rent or Additional Rent payable under this Lease, (ii) with respect to any period prior to or during the Term, and (iii) any interest, penalties, fines and other amounts charged for late payment or non-payment of any Premises Taxes.
Notwithstanding the foregoing, Premises Taxes shall not include (A) any taxes or assessments imposed on or with respect to Tenant's Property (as defined in Section 9.1),
(B) any income, franchise or other taxes measured by Landlord's income or profit from the Premises on a net basis, other than any sales, use, rent occupancy or similar taxes on or with respect to Base Rent or Additional Rent, or
(C) any gifts estate or other transfer taxes imposed on Landlord.

     4.2. PAYMENT.

          (a) Tenant shall pay Premises Taxes to the appropriate governmental authority before delinquency and before any interest, penalties or fines may be charged with respect thereto and shall deliver a copy of all paid tax bills to Landlord promptly upon request.

          (b) If any Premises Taxes relate to a fiscal period which is partly within and partly outside of the period for which Tenant is responsible, the amount thereof shall b~ prorated so that Tenant will be responsible for that portion which relates to the period prior to and after the Commencement Date and through the Expiration Date and Landlord will be responsible for the portion after the Expiration Date.

          (c) Any refunds (including any accrued interest) of Premises Taxes applicable to the period prior to and during-the Term shall be the property of Tenant and to the extent received by Landlord shall be paid over to Tenant promptly after receipt thereof. Any refund of Premises Taxes shall be deemed a reduction of Additional Rent hereunder.

     4.3. CONTEST. Subject to the provisions hereof, Tenant, at its own expense, may contest Premises Taxes in any manner permitted by law, in Tenant's name, and, whenever necessary, in Landlord's name and Landlord will cooperate at Tenant's sole cost and expense with Tenant and execute any documents reasonably required for such purpose. Any such contest shall be conducted by Tenant in good faith and at its sole cost and expense, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Premises Taxes so contested, (ii) the sale, forfeiture or loss of the Premises, any Base Rent or any Additional Rent to satisfy the same, (iii) any interference with the use or occupancy of any of the Premises, and (iv) any interference with the payment of any Base Rent or the portion of any Additional Rent that does riot represent the Premises Taxes being contested under this Section 4.3. In no event shall Tenant pursue any contest with respect to any Premises Taxes in any manner that exposes Landlord to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord, or (iii) defeasance of its interest the Premises. Tenant agrees that each such contest shall be diligently prosecuted to a final conclusion. Tenant shall pay and save Landlord harmless from and against any and all losses, judgments, decrees and costs (including. without limitation, attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith.

                  5. ENVIRONMENTAL MATTERS

     5.1. DEFINITIONS. For purposes of this Lease the following terms shall have the following meanings:

          (a) "ENVIRONMENTAL LAWS" -all present and future laws, statutes, rules, regulations, orders and other requirements of any federal, state, local or other governmental authority relating to the environment, environmental protection or regulation, the emission, disposal or discharge or the actual or threatened release into the environment of pollutants or contaminants or to any Hazardous Substance or HS Activity. Without limitation of the foregoing, Environmental Laws include each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq; the Resource Conversation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. the Toxic Substance Control Act, 15 U.S.C. 2601 et seq, the Water Pollution Control Act (also knows as the Clean Water Act), 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. 5l01 et seq. and any similar state laws.

          (b) "HAZARDOUS SUBSTANCE" -any substance defined or classified in any Environmental Laws as a toxic or hazardous chemical, waste, material or substance. or as a pollutant or contaminant (including, without limitation, petroleum or any by-product or fractions thereof, lead, asbestos and asbestos containing materials, polychlorinated byphenyls and radioactive or explosive materials); and any substance which if present requires investigation or remediation under any Environmental Law or results in liability thereunder for exposure thereto or discharge thereof.

          (c)  "HS  ACTIVITY" -the generation,  manufacture,
     handling,  transportation, usage,  treatment,  release,
     discharge,   removal,  storage  or  disposal   of   any
     Hazardous Substance.

     5.2. TENANT OBLIGATIONS.

     (a) On or after the Commencement Date, Tenant (i) shall not conduct or knowingly permit any HS Activity in, on or from the Premises or knowingly allow any Hazardous Substances on the Premises, in each case, in violation of any Environmental Laws, and (ii) shall comply or cause compliance with all Environmental Laws applicable to Tenant's use or occupancy of the Premises, and shall cause the Premises to comply with all Environmental Laws; in each case, except to the extent such violation results from, or compliance is required as a result of, any act of Landlord or any act or omission of any other person other than Tenant and its members, managers, affiliates, officers, directors, employees, contractors, representatives, agents, assignees or subtenants (collectively, "Tenant's Parties"), or relates to any condition existing on the Commencement Date (the obligations of Tenant under the preceding clauses (i) and
(ii) are called "Tenant's Compliance Obligation"). Tenant shall promptly give notice to Landlord if Tenant becomes aware of any action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws with respect to Tenant's use or occupancy of the Premises filed or threatened against Tenant or the Premises. If, at any time during the Term, Hazardous Substances shall exist in or on the Premises to which Tenant's Compliance Obligation applies, then Tenant shall, or shall cause responsible third parties to, promptly commence and diligently implement all investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, "Remedial Work") to the extent required by Environmental Laws, and in compliance with all Environmental Laws, all at Tenant's sole cost and expense.

     (b) Tenant agrees to indemnify, defend and hold harmless Landlord, any Landlord Lender and their respective managers, partners, members, officers, directors, shareholders, employees and agents ("Landlord Indemnitees") from and against any and all claims, demands, actions, liabilities, damages, assessments, losses, fines, penalties, costs and expenses, including remediation, clean-up and detoxification costs and reasonable attorneys' fees, arising from or related to any breach or violation by Tenant of its obligations set forth in Section 5.2(a). The provisions of
Section 5.2 shall survive the expiration or termination of this Lease.

     (c) Upon Landlord's request, at any time after the occurrence and during the continuance of an Event of Default or at such other time as Landlord has reasonable grounds to believe that Tenant is in violation of Tenant's Compliance Obligation, Tenant shall cause an inspection or audit of the Premises by an environmental engineer or other appropriate consultant reasonably approved by Landlord to determine the presence or absence of Hazardous Substances on the Premises. If Tenant fails to effectuate the commencement of such inspection or audit within thirty (30) days after such request or fails to deliver a written report of such inspection or audit to Landlord within sixty (60) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and its respective employees, contractors and agents access to the Premises upon prior reasonable notice to undertake such inspection or audit, provided that such inspection or audit does not interfere with the conduct of Tenant's business on the Premises, Landlord provides Tenant certificates of insurance naming Tenant as an additional insured and containing such types of insurance and limits as Tenant reasonably requires, Landlord promptly repairs any damage caused by such testing and restores the Premises to the condition in which it existed immediately prior to such damage at Landlord's sole cost and expense, and Landlord shall indemnify Tenant if and to the extent required under Section 14.2 hereof for all loss, cost, damage, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by Tenant arising from or by reason of such inspection or audit. The cost of such inspection or audit shall be paid (i) by Tenant if such inspection or audit shall confirm a violation of Tenant's Compliance Obligation or (ii) by Landlord if such inspection or audit does not confirm a violation of Tenant's Compliance Obligation.

     (d) Landlord and Tenant expressly agree that, notwithstanding anything to the contrary set forth in this Lease (including, but not limited to, the provisions of Section l4.l hereof), except in the case of Tenant's obligations expressly set forth under Sections 5.2(a), (b) and (c) hereof, Tenant shall have no obligation under this Lease (i) to defend, indemnify or hold harmless Landlord or Landlord Indemnitees with respect to any. Hazardous Substance, Environmental Laws or HS Activity, (ii) to engage any environmental engineer or appropriate consultant with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iii) to conduct any audit or inspection of the Premises with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iv) to comply or cause compliance with any Environmental Laws, or (v) to perform or cause performance of any Remedial Work with respect to any Hazardous Substance, Environmental Laws or HS Activity.

     5.3. LANDLORD OBLIGATIONS.

     On or after the Commencement Date, Landlord shall not conduct any HS Activity on, about or from the Premises. Landlord shall promptly give notice to Tenant if Landlord becomes aware of any action, claim, suit or proceeding relating to a violation or alleged violation of any Envirorn11ental Laws filed or threatened against Landlord or the Premises or if Landlord has received notice or has actual knowledge of any HS Activity on the Premises caused by a person other than Tenant or any Tenant Party.


               6. COMPLIANCE WITH REOUIREMENTS

     6.1. COMPLIANCE WITH LAW

     During the Term, Tenant shall comply, and shall cause the Premises to comply, in all material respects with and shall correct any violation of any laws, statutes, ordinances and other legal and insurance requirements, whether now or hereafter in force, applicable to the Premises or Tenant's use or occupancy of the Premises, including without limitation, the Occupational Safety and Health Act, as amended ("OSHA "), the Americans with Disabilities Act of 1990, as amended (" ADA"), and, subject to Section 5.2, all Environmental Laws. Tenant shall procure, maintain and comply, and shall cause the Premises to comply, with any and all permits, approvals, licenses and other governmental authorizations required for the lawful use, operation, maintenance and any " Alteration" (hereinafter defined) of the Premises.

     6.2. COMPLIANCE WITH PERMITTED ENCUMBRANCES

     Tenant agrees that with respect to all easements, conditions, covenants, restrictions, encumbrances or agreements now affecting the Premises or which are hereafter created by or consented to by Tenant (collectively, the "Permitted Encumbrances"), Tenant shall observe, perform and comply with, and cause the Premises to comply with, and carry out and perform all of the obligations therein which are to be observed and performed by the owner or any occupant of the Premises thereunder, and shall pay all assessments, fees, costs and expenses required to be paid by the owner or any occupant of the Premises thereunder .

                  7. COVENANT AGAINST LIENS

     7.1. LIENS. Tenant shall not cause, suffer or permit any mechanic's, materialmen's judgment or other lien ("Lien") to be filed against the Premises (other than any Lien arising due to any act or omission of Landlord or its agents); provided that nothing herein shall be deemed to limit the rights of Tenant Lender under Section 20.2 hereof. If any Lien shall be filed against all or any portion of the Premises (other than any Lien arising due to any act or omission of Landlord or its agents), (i) Tenant shall give notice thereof to Landlord within ten (10) business days after the date on which Tenant first becomes aware of the filing of any such Lien, and (ii) within forty-five (45) days after first becoming aware of such filing, (but in any event before any enforcement action to foreclose is taken with respect to such Lien), Tenant, at its sole cost and expense, shall cause the Lien to be discharged of record or bonded over by any statutory bonding procedure sufficient to prevent foreclosure or other enforcement of such Lien, and shall deliver notice thereof to Landlord, failing which Landlord shall have the right, but shall not be obligated, to discharge the Lien without investigating the validity or amount thereof. Tenant shall reimburse Landlord on demand for any reasonable amounts so paid or incurred by Landlord, including reasonable expenses and attorneys' fees incurred in connection therewith.

     Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Premises through or under Tenant, and that no mechanic's. materialman's or other Liens for any such labor. services or materials shall attach to or affect the interest of Landlord in and to any of the Premises.


                    8. USE AND ENJOYMENT

     8.1. Use.

          (a) Unless otherwise approved in writing by Landlord, during the Term the Premises shall be used only for the operation of an Applebee's Restaurant, or. If a change in use is requested by Franchisor, any other restaurant which may be affiliated with or franchised by Franchisor. The Premises shall be attractive in appearance and Tenant shall conduct its business in a lawful and reputable manner. Tenant shall not commit waste on the Premises and shall not occupy or use the Premises or permit the same to be used or occupied for any purpose or in any manner that violates any applicable legal or governmental requirement.

     (b) Tenant shall continuously operate a business pursuant to Section 8.1(a) from the Premises during the Term of this Lease; provided, however, that if Tenant has given Landlord notice of Tenant's intent to substitute the Premises pursuant to Section 22 hereof, Tenant may close its business at the Premises for a continuous period of up to two (2) years while Tenant is arranging for an Exchange Property. In addition, Tenant may temporarily cease its operations at the Premises for (i) restoration, alteration and repair obligations pursuant to the terms of its Franchise Agreement; (ii) the performance of Alterations permitted under this Lease; or (iii) as a result of any emergency, casualty or event of force majeure.

     (c) All garbage, trash and refuse generated from the operation of the business conducted on the Premises shall be placed in appropriate garbage receptacles and, at Tenant's sole cost and expense, removed from the Premises with sufficient frequency so as to avoid any accumulation thereof outside of such receptacles.

     8.2. EXTERIOR SIGNS, AWNINGS AND CANOPIES. Tenant, at its sole cost and expense, may at any time and from time to time during the Term install, alter, and/or replace any and all exterior signs, awnings and/or canopies as Tenant may determine, so long as they are in compliance with all applicable laws and all Permitted Encumbrances. Tenant, at its sole cost and expense, shall obtain all necessary permits for all signs, awnings and canopies on the Premises and shall maintain the same in good condition and repair.

     8.3. UTILITIES. Tenant shall arrange and contract, in its name, for and pay when due all charges for water, gas, electricity, cable TV, telephone, trash removal, scavenger service and other utility services used or consumed on the Premises by Tenant or its agents during the Term, all of which shall be separately metered and billed to Tenant.

     8.4. QUIET ENJOYMENT. Landlord covenants with Tenant that Tenant, upon paying Rent to Landlord and performing Tenant's other covenants in this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the Term without any interference from Landlord or anyone claiming by, through or under Landlord.

     8.5. SIGNAGE RIGHTS, PARKING, ACCESS. Landlord covenants with Tenant that Landlord shall not engage in any action, or grant any rights which affect parking at the Premises access to the Premises, means of ingress and egress to and from the Premises, visibility to or from the Premises, Tenant's signage at the Premises or rights to the roof of the Premises, any telecommunications equipment or utilities which service the Premises, Tenant's air rights and any other rights to which Tenant may be entitled pursuant to any easement agreements or similar agreements affecting the Premises without Tenant's prior written consent, which may be granted or withheld in Tenant's sole discretion but shall not be unreasonably withheld if such action will not materially adversely affect the conduct of Tenant's business at the Premises. Landlord agrees to deliver to Tenant copies of any notices Landlord receives with respect to the aforementioned rights. Landlord agrees that so long as no Event of Default shall have occurred and be continuing, upon request by Tenant (and only after all documentation reasonably required to consummate the relevant transaction shall have been provided to Landlord), Landlord shall (i) enter into or modify such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Tenant may desire for the operation of the Premises (collectively, "Easements"), or (ii) dedicate or transfer, minor non-essential unimproved portions of the
Premises for road, highway or other public purposes to the extent such dedications or transfers are consistent with commercially reasonable development or operation of the Premises (the ..Dedications"); provided, that Landlord shall be obligated to take such action only if (A) any such Easements or Dedications do not adversely affect the value of the Premises (other than to a de minimis extent), do not unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property, and do not adversely affect (other than to a de minimis extent) the use, or visibility of, or access to, the Premises, (B) Tenant advises Landlord of the amount of the consideration, if any, being paid for such Easements or Dedications and that Tenant considers such consideration, if any, to be fair under the circumstance and that such consideration, if any, shall be paid to Landlord, (C) Tenant acknowledges in writing that for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument and Tenant will remain obligated under this Lease and AAG (if the Guaranty is then in effect) acknowledges in writing that AAG will remain obligated under the Guaranty, in each case in accordance with their respective terms, and (D) Tenant pays all out-of-pocket costs and expenses incurred by Landlord in connection with said Easements or Dedications including, without limitation reasonable attorneys' fees. Subject to the foregoing clauses
(A) through (D), Landlord shall cooperate with Tenant's efforts to enter into any Dedications or Easements.

     8.6. WARRANTIES, GUARANTIES AND INDEMNITIES. Landlord assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller (other than the Seller under the Purchase and Sale Agreement from whom Landlord acquired the Premises), engineer, contractor or builder with respect to the Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the "guaranties"). Such assignment shall remain in effect during the Term. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney (which shall contain indemnity agreements from Tenant to Landlord which shall be in form reasonably satisfactory to Landlord), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment of guaranties effected or intended to be effected by this Section 8.6. Upon the occurrence of a termination of this Lease the guaranties shall automatically revert to Landlord.



              9. TENANT'S PROPERTY: LIEN WAIVER


     9.1. TENANT'S PROPERTY. Landlord agrees that all (i) furniture, fixtures, furnishings, equipment (other than floor and wall coverings, fixtures and equipment which are "built-ins" or constitute an integral part of the Building, any walk-in cooler, heat, air conditioning and ventilation systems, electrical, plumbing and mechanical systems, all of which are owned by and are the property of Landlord), Kitchen Equipment (as hereinafter defined), inventory, merchandise, goods, chattels, trade fixtures, signage, appliances display cases, supplies, tools, machinery, security systems, computer software or other personal property of Tenant (including, without limitation, trade fixtures in, on, around or affixed to the Premises), (ii) furniture, fixtures, furnishings, equipment, supplies, tools, machinery, security systems, computer software, signage and other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Premises) which display the name, trade name, trademark, service mark, logo, insignia, slogan, emblem or symbol of Applebee's International Inc.'s ("Franchisor") or of Tenant ("Distinctive Property"), and (iii) all licenses, permits, approvals and authorizations. if any, which are required in connection with the operation of Tenant's business, including, without limitation, all liquor licenses, at any time located on the Premises (collectively, "Tenant's Property"), shall be and at all times remain the property of Tenant regardless of whether the same (x) is affixed to the Improvements on the Land or the manner in which the same is affixed (unless permanently affixed) or (y) may now or hereafter be regarded as a fixture or as property of Landlord by operation of law or otherwise, unless, however, such fixtures and equipment cannot be removed without substantial damage to any Improvements which cannot be easily repaired. As used herein the term "Kitchen Equipment" shall include, without limitation, kitchen fixtures (except for sanitary plumbing fixtures), counters, stainless steel equipment, ranges, ovens, display cases and refrigeration equipment (excluding the walk-in cooler). Tenant shall have the right at any time and from time to time during the Term and, subject to the provisions of Section 16.2 below, within fifteen (15) days after the end of the Term to remove any Tenant's Property from the Premises.

     9.2. WAIVER OF LANDLORD'S LIEN. Tenant contemplates financing from time to time some or all of Tenant's Property with a lender or vendor ("TE Lender") who will require a security interest therein (those items of Tenant's Property which are subject to such security interest being referred to collectively as "Financed Personality"). Landlord hereby disclaims and waives any and all liens or right which Landlord may have to claim a lien against the Tenant's Property for nonpayment 9f Rent or otherwise and agrees to execute and deliver promptly upon request a waiver with respect thereto.

          10. ALTERATIONS: MAINTENANCE AND REPAIR

     10.1. Alterations.

          (a) ALTERATIONS. For purposes of this Lease, any physical improvement addition, enhancement or change with respect to all or any portion of the Premises is referred to as an "Alteration." Tenant or Franchisor shall have the right at any time and from time to time during the Term to make or cause to be made any Alteration in or to the Premises (i) without Landlord's consent, if such Alteration is performed in order to comply with any of Tenant's agreements with Franchisor and such Alteration does not adversely affect any structural component of the Building and (ii) in the case of any Alteration other than those permitted under clause (i) above, with Landlord's prior consent, which consent shall not be unreasonably withheld provided that such Alteration does not (A) diminish the value of the Premises (including, by way of example only, but without limitation, by diminishing the utility of the Improvements for use as a restaurant or diminishing the useful life of the Improvements), except to a de minimis extent, or (B) adversely affect any structural component of the Building. Every Alteration shall be made in accordance with all applicable laws, legal requirements and the Permitted Encumbrances. If Tenant shall submit a request to Landlord for Landlord's approval of an Alteration which requires Landlord's approval, Landlord shall (x) approve such Alteration proposed by Tenant within twenty-one (21) days of receiving Tenant's proposal and request for approval or (y) disapprove Tenant's proposal in writing with a detailed explanation of its objections within twenty-one
(21) days of receiving Tenant's proposal and request for approval. If Tenant submits a proposal to Landlord and Landlord disapproves such proposal within the twenty-one
(21) day time period, Tenant may submit another proposal with modifications thereto made in response to Landlord's objections and Landlord shall so approve or disapprove same within seven (7) days after submission of such modified proposal. If Landlord does not approve or disapprove any proposal or modified proposal in writing with a detailed explanation of its objections within the applicable seven
(1) or twenty-one (21) day period, Tenant may submit to Landlord a reminder notice, which shall state that Landlord's failure to disapprove the applicable proposal within seven (7) days after receipt of such reminder notice shall be deemed to constitute Landlord's approval thereof. If Landlord does not disapprove such proposal or modified proposal in writing with a detailed explanation of Landlord's objections to Tenant's modifications within seven
(7) days after receipt of Tenant's reminder notice, Landlord shall be deemed to have approved the Alterations proposed by Tenant.

     (b) In connection with any Alteration: (i) the Alterations to be made will be constructed using materials of a quality and workmanship at least as good as the original work; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be performed diligently in a commercially reasonable time period subject to force majeure in compliance with all laws, legal requirements and the terms of all Permitted Encumbrances;
(iii) all work done in connection with any such Alteration shall comply in all material respects with all requirements of any insurance policies in effect with respect to the Premises (the "Insurance Requirements"); (iv) Tenant shall pay when due all costs and expenses of any such Alteration, and shall discharge all liens filed against any of the Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vi) all such Alterations shall be the property of Landlord and shall be subject to this Lease (except for any Alteration which constitutes Tenant's Property); and (vii) all Alterations shall be made under the supervision of an architect or engineer selected by Tenant and in accordance with plans and specifications which shall be submitted to Landlord prior .to the commencement of the Alterations, provided, however, Landlord shall have no right to approve such architect, engineer, plans or specifications, except as expressly set forth in Section IO.I(a).


     10.2. MAINTENANCE AND REPAIR. During the Term, Tenant at its sole cost and expense, agrees to make all necessary repairs and replacements to the Improvements as often as required to keep and maintain the Premises in good and safe condition and repair. Notwithstanding any provision to the contrary, Tenant's obligations under this section shall not include making any repair or improvement necessitated by the act of Landlord, its agents, employees or servants. If Tenant shall default in its obligations under this Section 10.2, Landlord may, after thirty (30) days written notice to Tenant and failure by Tenant to perform any necessary repairs and replacements to the Improvements within such thirty (30) day period, enter the Premises to commence such repairs or replacement. All reasonable sums incurred by Landlord in connection with any such repair or replacement shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days of Tenant's receipt of a detailed invoice for such charges.

            11. CONDEMNATION AND CASUALTY DAMAGE

     11.1. SUBSTANTIAL TAKING. If all or substantially all of the Premises is taken or appropriated for any public or quasi-public use or purpose by any lawful power or authority by the exercise of the right of eminent domain or by virtue of condemnation or other similar proceedings, including a deed given in lieu thereof ("Taking"), other than a temporary Taking for a period of one (1) year or less, this Lease shall terminate as of the date possession is required by the condemning authority and Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

     11.2. OTHER TAKING. (a) If there shall be a Taking, other than a temporary Taking for a period of one (1) year or less, of (i) a portion of the Building, (ii) twenty percent (20%) or more of the parking area of the Premises, or (iii) any material part of a driveway or roadway necessary for access to the Premises, and in Tenant's reasonable judgment such Taking under clauses (i),(ii) or
(iii), would render the Premises (or the remainder thereof) unsuitable for the conduct of Tenant's business, Tenant shall have the right to terminate this Lease as of the date possession is required by the condemning authority by giving notice to that effect to Landlord within sixty (60) days after notice to Tenant of the date such possession is required. In such event, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

     (b) If only a portion of the Premises is subject to a Taking and Tenant is not entitled to or shall not exercise its right to terminate this Lease pursuant to Section 11.2(a) this Lease shall continue in full force and effect, and there shall be no abatement or reduction of Rent payable hereunder. Tenant shall make any and all repairs and restorations to the remainder of the Premises to the extent necessary to render the same a complete architectural unit suitable for Tenant's use.

     11.3. COMPENSATION. (a) In the event that all or any portion of the Premises is subject to a Taking, Landlord and Tenant shall cooperate to maximize the amount of the recovery from the condemning authority. If the recovery from the condemning authority is paid into a common fund or paid only to Landlord, such recovery shall be allocated as follows and in the following priority: (i) so long as no Event of Default shall have occurred and be continuing, to Tenant for the cost of any repairs required pursuant to
Section  11.2(b),  subject, however, to  the  provisions  of
Section 11.3(b) hereof; (ii) to Landlord, that portion allocable to Land which is taken; (iii) to Landlord, that portion allocable to Improvements which are taken; (iv) to
Tenant, that portion allocable to Tenant's Property or Tenant's relocation and moving expenses; and (v) to Landlord, the balance. Notwithstanding the foregoing, all proceeds from a temporary Taking shall be (A) paid to Tenant if this Lease is not terminated and (B) equitably allocated between Landlord and Tenant as of the date of termination if this Lease is terminated. The provisions of this section shall survive any termination of this Lease pursuant to
Section 11.1 or 11.2(a).

     (b) If the proceeds from a Taking, and the estimated costs of repairs to be performed by Tenant pursuant to
Section 11.2(b), exceeds $125,000.00, then such proceeds shall be held by Landlord or Landlord's Lender, and Landlord shall cause the proceeds to be paid out from time to time to Tenant as the work progresses, subject to each of the following conditions:

          (i) Each request for payment shall be made on not less than ten (10) business days' prior notice to Landlord, and shall be accompanied by an officer's certificate stating (A) that no Event of Default exists under this Lease and (B) that the sum requested is validly required to reimburse Tenant for payments by Tenant to complete the repair work, or is validly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials). At the time of disbursement, no Event of Default shall have occurred and be continuing.
          (ii) Each request for payment shall be accompanied by waivers of lien reasonably satisfactory to Landlord covering that part of the work for which payment or reimbursement has been made as of the date shown on the current request.

          (iii) Landlord shall release to Tenant the amount requested by Tenant, subject to the amount retained by Landlord in accordance with subsection (iv) below, within ten (10) business days of Tenant's satisfaction of the items set forth in subsection (i) and (ii) above. Disbursements shall be made not more frequently than once every thirty (30) days.

          (iv) Except and to the extent that Tenant is already retaining a like amount from its contractors, Landlord (or Landlord Lender) may retain 10% of the proceeds as retainage until the repairs and restoration are substantially complete.

          (v) Proceeds held by Landlord in accordance with this Section shall be held in an interest bearing account and any interest earned on the proceed shall be a part of the proceeds, and shall be disbursed in accordance with this Lease Landlord shall take any interest earned into account for purposes of determining its federal income tax liability, if any, and shall pay any income taxes thereon.



          11.4. CASUALTY DAMAGE.

     (a) If the Improvements or any portion thereof are damaged or destroyed by fire or other casualty ("Casualty"), and this Lease is not terminated pursuant to subsection 11.4(b) below, Tenant shall, promptly and diligently repair such damage and restore the Improvements as nearly as possible to the condition which existed prior to the occurrence of such Casualty or to any comparable or improved condition consistent with Tenant's or Franchisor's then-current store design and this Lease shall remain in full force and effect. Tenant promptly shall commence and diligently pursue to completion the repair, restoration and replacement of the damaged or destroyed Improvements, due allowance being made for time needed to obtain permits, adjust insurance and for delay on account of events of force majeure. Such repair, restoration and replacement shall be performed in accordance with all applicable laws, legal requirements and Permitted Encumbrances. Tenant shall be responsible for the repair or replacement of any Tenant's Property damaged by such Casualty. As used in this Lease the word "destroyed" shall mean completely destroyed above the foundation, or so substantially damaged as to require demolition to the foundation, or such other severity of damage as may be established or imposed by applicable governmental law or ordinance which, if suffered, would constitute total destruction or require demolition before repair or reconstruction may commence.

     (b) If the Improvements or any portion thereof is damaged or destroyed (i) during the last two (2) Lease Years of the Term (or the Term as then extended) to the extent of twenty-five percent (25%) or more of the replacement value thereof (exclusive of the foundation) immediately prior to such Casualty; or (ii) by a cause or peril which is not covered by the property insurance required to be carried pursuant to Section 12.1 (b) (excluding any cause or peril arising from any act of Tenant or any of its members, managers, officers, directors, employees, contractors, agents, representatives, subtenants or assignees) or other insurance which is then customarily being carried by a . commercially reasonable prudent operator of a facility similar to the Premises; then Tenant shall have the right to terminate this Lease by giving notice to that effect ("Termination Notice") to Landlord within one hundred twenty
(120) days after the occurrence of the Casualty, in which event termination shall be effective as of the date of . such Casualty if the Building is destroyed and otherwise as of the date Tenant vacates the Premises following such Casualty.

     (c)  If  this  Lease  is terminated  pursuant  to  this
Section 11.4, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination, and all proceeds of any insurance with respect to the Premises (exclusive of Tenant's Property, which shall be paid to Tenant) shall be paid to Landlord.


                        12. INSURANCE

     12.1. BY TENANT. Tenant, at its sole cost and expense, shall obtain and maintain (or cause to be obtained and maintained, as the case may be) the following insurance during the Term:

          (a) Commercial general public liability insurance with limits of not less than Five Million and No/100
     Dollars ($5,000,000.00) per occurrence.

          (b) All-risk property insurance covering all Improvements constituting part of the Premises, including the Building, all Alterations and other improvements (excluding Tenant's Property), in an amount not less than one hundred percent (100%) of the replacement cost thereof, including (i) ordinance or law coverage including any amounts necessary to replace the undamaged portion of the Building, to cover cost increases arising from changes in building codes or other ordinances or laws and to cover costs of debris removal, and (ii) boiler and machinery coverage;

          (c) Property insurance covering Tenant's Property in such amounts as Tenant deems necessary or desirable;

          (d)  A liquor liability policy with limits of  not
     less    than   Five   Million   and   No/100    Dollars
     ($5,000,000.00) per occurrence and Five Million and No/100 Dollars ($5,000,000.00) in the aggregate;

          (e) Workers' compensation and employer's liability insurance as required by applicable law;

          (f) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and equipment located within the Improvements;

          (g) If any portion of the improvements is located in an area designated by the Federal Emergency Management Association as having special flood and mud slide hazards, flood insurance in the maximum available amount; and

          (h) Loss of rent insurance in amounts sufficient to compensate Landlord for all Base Rent, Additional Rent and other amounts payable hereunder for a period of not less than twelve (12) months, the amount of such coverage to be adjusted annually to reflect the Base Rent, Additional Rent and other amounts payable during the succeeding twelve (12) month period.


     12.2. GENERAL REQUIREMENTS. All insurance (and renewals thereof) required by this Article shall be issued by responsible insurance carriers authorized to do business in the State in which the Premises is located and having a claims paying ability rating of not less than "A-.' by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. Each policy (and any renewal thereof) shall expressly provide that it shall not be cancelled or changed without at least thirty (30) days' prior written notice to all parties insured or named therein. The insurance described in Sections 12.1 (a) and (d) shall include Landlord and Landlord's Lender if any, as additional insureds. The insurance provided under Sections 12.1 (b) (f) and (g) shall name Landlord each Landlord Lender as a loss payee with respect to any losses, and any proceeds paid to Landlord thereunder shall be held and disbursed by Landlord on the same terms as those set forth in Section 11.3 (except that proceeds from losses of less than $125,000 shall be paid to Tenant provided that no Event of Default has occurred and is continuing). In the event of any Tenant financing, the interest of Landlord and Landlord's Lender, if any, under the property insurance described in Sections 12.1(b) (f) and (g) shall be senior to the interest of any Tenant Lender. All of the insurance required by this Article shall be primary and noncontributing with any insurance which may be carried by the Landlord, shall afford coverage for all claims based on any act, omission, event or condition which occurs or arises during the policy period, and may be obtained by endorsement on blanket policy(ies) of insurance carried and maintained by Tenant. Upon issuance and each renewal thereof, Tenant shall deliver to Landlord a certificate thereof and reasonable evidence of paid premium, failing which Landlord shall have the right from time to time after no less than ten (10) days' notice (except that if any insurance required under Section 12.1 has lapsed, no prior notice shall be necessary) to effect such insurance for no more than one (1) year and all premiums paid by Landlord shall be reimbursed by Tenant upon written demand. The amount of insurance coverage required in Sections 12.1(a) and (d) above each shall be subject to increase from time to time (but not more frequently than once every five
(5) years) and upon not less than ninety (90) days prior notice therefor from Landlord to Tenant; provided that (y) such additional coverage is comparable and not more than that commonly carried by owners of similar properties in the metropolitan vicinity of the Premises, and (z) such additional coverage is available at commercially reasonable rates. Landlord shall have no interest in any insurance proceeds Tenant receives for Tenant's Property and Landlord shall sign all documents which are necessary or appropriate in connection with the settlement of any claim or loss by Tenant with respect to Tenant's Property.

     12.3. MUTUAL WAIVER OF SUBROGATION. Tenant agrees to have all policies of fire and extended coverage insurance now or hereafter carried by it with respect to the Improvements endorsed with a clause substantially as follows: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described herein." The obligation to obtain such an endorsement shall be subject to the availability thereof at commercially reasonable rates. Landlord and Tenant hereby waive all claims for recovery from each other for any loss or damage to it or any of its property insured under valid and collectible insurance policies to the extent of the proceeds collected under such insurance policies.

                13. ASSIGNMENT AND SUBLETTING

     13.1.  CONSENT REQUIRED. Except as provided in  Section
13.2 below and Tenant financing pursuant to Article 20 below, Tenant shall not sell, encumber, assign or transfer this Lease or any interest herein, nor sublet all or any part of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed so long as such proposed assignee or subtenant is a capable operator of a restaurant facility and has a financial condition and creditworthiness sufficient to meet the financial obligations of Tenant under this Lease. With respect to an assignment or subletting for which Landlord's consent is required the following provisions shall apply:

          (i)  there shall be submitted to Landlord  current
     financial  information  and information  regarding  the
     business   reputation  and  experience  regarding   the
     proposed assignee/sublessee

          (ii) the business reputation and experience of the proposed assignee or sublessee (or the principals or owners thereof) shall meet or exceed generally acceptable commercial standards for like properties;

          (iii) in the case of an assignment, the proposed assignee shall agree in writing to assume and abide by all terms and provisions of this Lease from and after the date of such assignment; and

          (iv) no Event of Default shall have occurred and be continuing.

     Landlord agrees to respond within twenty (20) days after receipt of Tenant's written request for Landlord's consent (together with the information specified above and other information reasonably requested by Landlord) to a proposed assignment or sublet and submission of the financial information and business qualifications of the proposed assignee/sublessee pursuant to clauses (i) and (ii) above. Any disapproval shall be explained in writing. If Landlord fails to respond or explain its disapproval by the expiration of said twenty (20) day period, Tenant may give to Landlord a reminder notice stating that Landlord's failure to respond within ten (10) days after receipt of such reminder notice shall be deemed to constitute Landlord's approval of the transaction in question, and if Landlord shall fail to respond or explain its disapproval within ten (10) days after receipt of such reminder notice, the transaction which is the subject of Tenant's notice to Landlord shall be deemed approved. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting for which Landlord's consent is required by this section.

     13.2. PERMITTED TRANSFER. Tenant shall have the right, without any cost, fee or payment to Landlord (other than as set forth in Section 13.4 below), to sublet any portion of the Premises, or to transfer and assign Tenant's right, title and interest in this Lease, without Landlord's prior written consent, to the following persons and entities in the following events (each, a "Permitted Transfer"): (i) to Franchisor; (ii) to another licensed franchisee of Franchisor; (iii) to a parent, subsidiary, affiliate or division of Tenant, Apple American Group LLC ("AAG") or their respective investors; (iv) to any entity (other than an entity described in subpart (iii) of this Section 13.2) that acquires, by merger, consolidation or otherwise, all or substantially all of the membership interests in and control of, Tenant or AAG (provided that no Event of Default shall have occurred and be continuing); or (v) to any entity (other than an entity described in subpart (iii) of this
Section 13.2) that acquires all or substantially all of Tenant's assets (excluding the Distinctive Property) or AAG's assets (provided that no Event of Default shall have occurred and be continuing). A direct or indirect transfer of all or any interest in AAG shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest herein. A direct or indirect transfer by AAG of all or any interest in Tenant shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest therein; provided, that the transferee is a party to whom, if the lessee's interest in this Lease were transferred to such party, such transfer would constitute a Permitted Transfer. For purposes of this Section 13.2 references to Tenant, Franchisor and AAG shall be deemed to include their respective successors and assigns.

     13.3. GENERAL PROVISIONS. In the case of any sublease or assignment of this Lease, Tenant shall submit an executed copy of the sublease or assignment instrument to Landlord. Notwithstanding anything to the contrary which may be provided in this Lease, (a) the Tenant making any assignment or sublease shall not be released from any liability under this Lease as a result of any assignment or sublease made pursuant to Section 13.1 or Section 13.2(iii), and (b) the Tenant assigning all of its right, title and interest under this Lease (and any predecessor Tenant that has not theretofore been released) shall be released from all future liability under this Lease in connection with any assignment of all of such assigning Tenant's right, title and interest in this Lease described in subsections (i), (ii), (iv) and
(v) of Section 13.2, provided that (i) the assignee of an assignment or transfer described in subsections (i), (ii), and (v) of Section 13.2 assumes all obligations under this Lease pursuant to an assignment and assumption agreement in the form attached as Schedule 1 to the Guaranty attached as Exhibit D hereto, and (ii) if the Tenant making the assignment is not the originally named Tenant hereunder, such assigning Tenant (and any predecessor Tenant that has not theretofore been released) shall not be released in the case of an assignment or transfer of such assigning Tenant's right, title and interest in this Lease to (X) any entity that acquires, by merger, consolidation or otherwise, all or substantially all of the membership interests in and control of, such assigning Tenant pursuant to subsection (iv) of
Section 13.2 above, or (Y) any entity that acquires all or substantially all of such assigning Tenant's assets pursuant to subsection (v) of Section 13.2 above, unless the assignee or transferor will directly or indirectly hold, after giving effect to such assignment or transfer, all or substantially all of the assets of the originally named Tenant hereunder. Landlord shall not be entitled to any consideration in connection with any assignment or sublet. Unless expressly released pursuant to the provisions of this Section 13.3, a Tenant which assigns subleases or otherwise transfers its interest in this Lease or the Premises shall remain fully liable for all of the obligations, duties and liabilities of the Tenant under this Lease following any such assignment, sublease or other transfer.

     13.4. COSTS AND FEES. Tenant shall not be obligated to reimburse Landlord for any cost, fee or payment incurred by Landlord or Landlord's Lender in connection with any requests for approval of an assignment of this Lease or any sublease of the Premises other than reasonable costs and expenses incurred by Landlord and Landlord Lender (including, without limitation. reasonable attorneys' fees and disbursements).

                     14. INDEMNIFICATION



     14.1. INDEMNIFICATION OF LANDLORD.

          (i) TENANT AGREES TO DEFEND, PAY, PROTECT INDEMNIFY, SAVE AND HOLD HARMLESS LANDLORD AND LANDLORD'S INDEMNITEES (AS DEFINED IN SECTION 5.2(B) ABOVE FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED, ARISING OR ALLEGED TO ARISE FROM THE PREMISES OR THE USE, NON-USE, OCCUPANCY, CONDITION, CONSTRUCTION, MAINTENANCE, REPAIR OR REBUILDING OF THE PREMISES, ANY BREACH OF THIS LEASE ON THE PART OF TENANT OR LANDLORD'S ENFORCEMENT OF THE PROVISIONS OF THIS LEASE, AND ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OF OR DAMAGE TO ANY PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING THEREFROM, CONNECTED THEREWITH OR OCCURRING THEREON, AND ANY CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS OR JUDGMENTS BY THIRD PARTIES RESULTING FROM VIOLATIONS OR ALLEGED VIOLATIONS BY TENANT OR ANY SUBTENANT OF ANY PROVISION OF THIS LEASE, ANY LEGAL REQUIREMENT, ANY OTHER LEASE OR AGREEMENT RELATING TO THE PREMISES, OR ANY OTHER CONTRACT OR AGREEMENT TO WHICH TENANT OR ANY SUBTENANT IS A PARTY, WHETHER OR NOT LANDLORD OR LANDLORD'S LENDER HAS OR SHOULD HAVE KNOWLEDGE OR NOTICE OF THE DEFECT OR CONDITIONS, IF ANY, CAUSING OR CONTRIBUTING TO SAID INJURY, DEATH, LOSS, DAMAGE, LIABILITY, PENALTY, COST, EXPENSE, CAUSE OF ACTION, SUIT, DEMAND, JUDGMENT OR OTHER CLAIM; EXCEPT TO THE EXTENT THAT ANY SUCH LIABILITY, LOSS, DAMAGE, PENALTY , COST, EXPENSE, CAUSE OF ACTION, SUIT, CLAIM, DEMAND OR JUDGMENT IS THE RESULT OF THE WILLFUL MISCONDUCT OR NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNITEE. IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST LANDLORD OR ANY LANDLORD'S INDEMNITEE BY REASON OF ANY SUCH CLAIM AGAINST WHICH TENANT HAS AGREED TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS PURSUANT TO THE PRECEDING SENTENCE, TENANT COVENANTS UPON NOTICE FROM LANDLORD OR ANY LANDLORD'S INDEMNITEE TO RESIST SUCH ACTION OR PROCEEDING AND DEFEND LANDLORD AND LANDLORD'S INDEMNITEE IN SUCH ACTION OR PROCEEDING, WITH THE EXPENSES OF SUCH DEFENSE PAID BY TENANT, AND LANDLORD WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED SO TO DO BY TENANT.


          (ii)  The obligations of Tenant under this Section

     14.1  shall  survive the termination or  expiration  of

     this Lease.



     14.2. INDEMNIFICATION OF TENANT. (i) LANDLORD AGREES TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS TENANT, ANY TENANT LENDER, AND THEIR RESPECTIVE MEMBERS AND ITS AND THEIR RESPECTIVE MEMBERS, MANAGERS, OFFICERS, EMPLOYEES. DIRECTORS, SHAREHOLDERS AND AGENTS ("TENANT INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES
LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, AND DISBURSEMENTS), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED, ARISING OR ALLEGED TO ARISE FROM ANY BREACH OF THIS LEASE ON THE PART OF THE LANDLORD OR TENANT'S ENFORCEMENT OF THE PROVISIONS OF THIS LEASE, AND ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OF OR DAMAGE TO ANY PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING FROM OR CONNECTED WITH LANDLORD'S BREACH OF THIS LEASE OR TENANT'S ENFORCEMENT OF THE PROVISIONS OF THIS LEASE OR OCCURRING ON THE PREMISES TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OR NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNITEE. IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST TENANT, OR TENANT'S INDEMNITEE BY REASON OF ANY SUCH CLAIM AGAINST WHICH LANDLORD HAS AGREED TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS PURSUANT TO THE PRECEDING SENTENCE,
LANDLORD COVENANTS UPON NOTICE FROM TENANT OR TENANT'S INDEMNITEE TO RESIST SUCH ACTION OR PROCEEDING AND DEFEND TENANT AND TENANT'S INDEMNITEE IN SUCH ACTION OR PROCEEDING, WITH THE EXPENSES OF SUCH DEFENSE PAID BY LANDLORD, AND TENANT WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED SO TO DO BY LANDLORD.

          (ii)   The  obligations  of  Landlord  under  this
     Section   14.2   shall  survive  the   termination   or
     expiration of this Lease.

                    15. DEFAULT: REMEDIES

     15.1. DEFAULT BY TENANT. Each of the following shall constitute an Event of Default (herein so called) by Tenant under this Lease:

          (i)  Tenant fails to pay any installment  of  Base
     Rent in full under this Lease within five (5) days after notice from Landlord that such payment was not received when due;

          (ii) Tenant fails to pay any installment of Additional Rent in full under this Lease within ten
     (10) days after notice from Landlord that such payment was not received when due;


          (iii) Tenant fails to observe or perform any other provision of this Lease required to be observed or performed by Tenant and does not cure such failure within thirty (30) days after notice thereof from Landlord; provided that if such default is not capable of being cured within thirty (30) days and Tenant promptly commences such cure, said thirty (30) day period shall be extended so long as Tenant diligently and continuously pursues such cure;

          (iv)   Tenant   or  any  guarantor   of   Tenant's
     obligations under this Lease (a "Guarantor") makes a general assignment for the benefit of creditors;

          (v) A receiver or trustee of Tenant or any Guarantor or any of their respective assets is appointed by entry of an order by a court of competent jurisdiction and the same is not vacated, discharged or dismissed within sixty (60) days thereafter;

          (vi) A petition for relief is filed by Tenant or any Guarantor under any bankruptcy or insolvency law seeking a plan of reorganization or arrangement under any law relating to bankruptcy, or any such petition is filed against Tenant or any Guarantor and same is not dismissed, discharged or vacated within sixty (60) days thereafter;

          (vii) The interest of Tenant in the Premises is sold under execution or other legal process;

          (viii) Tenant fails to maintain any insurance required under Section 12.1 of this Lease within five
     (5) days after notice from Landlord of such failure; or

          (ix) Tenant assigns this Lease or subleases any portion of the Premises in violation of Section 13 of this Lease.

15.2. LANDLORD'S REMEDIES.

     (a)  Upon  the occurrence of an Event of Default  under
Section 15.1, Landlord shall have the following rights and remedies, subject to the rights of Franchisor or Tenant Lender under the provisions of Section 15.3 and Section 20.2:

          (i) To terminate this Lease and Tenant's right of possession of the Premises by giving notice of such election to Tenant, in which event (A) Tenant shall immediately surrender possession thereof to Landlord, failing which Landlord may re-enter and take possession of the Premises and expel or remove Tenant and any other occupant(s) thereof in accordance with applicable law ("Reentry"), and (B) Tenant shall have no further claim thereon or hereunder;

          (ii) To terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice of such election to Tenant, in which event (A) Tenant shall immediately surrender possession thereof to Landlord, failing which Landlord may exercise the right of Reentry, and (B) Landlord shall have the right to occupy the Premises for and on account of Tenant and to collect any unpaid rentals and other charges which have or may thereafter become due and payable;


          (iii)  To exercise the rights described in  clause
     (ii) above and thereafter elect to terminate this Lease and all of Tenant's rights in or to the Premises by giving notice of such election to Tenant; or

          (iv) To exercise any other right or remedy now or hereafter existing by law or in equity.

     (b)  If Landlord reenters the Premises under subsection
(a)(ii) above, such reentry or any action, in unlawful detainer or otherwise, to obtain possession of the Premises shall not be deemed to be an election by Landlord to terminate this Lease, or Tenant's liability to pay rent or other charges thereafter accruing, or Tenant's liability for damages under any provisions hereof, unless Landlord elects to terminate this Lease by written notice to that effect given to Tenant. Tenant covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State in which the Premises is located and the surrender of possession pursuant to such notice shall not be deemed to be a. termination of this Lease, unless Landlord elects to the contrary by written notice to that effect given to Tenant at the time of or after the service of any such statutory notice. If Landlord reenters or takes possession of the Premises as aforesaid, Landlord shall have the right, subject to the provisions of this Lease, including without limitation, the provisions of Section 16.2, to remove therefrom all or any part of the personal property located therein and may dispose of or place the same in storage at a public warehouse at the expense and risk of Tenant; provided, however, that Landlord shall not be obligated to remove and/or dispose of any such personal property.

     (c) If Landlord elects to reenter the Premises under subsection (a)(ii) above and takes possession of the Premises, Landlord may, but except to the extent required by applicable law or court order, shall not be obligated to, relet the Premises for a term, rate and upon such other provisions as Landlord deems appropriate. If Landlord so reenters and takes possession of the Premises, Landlord may decorate, repair and alter the Premises to the extent Landlord deems appropriate for purposes of such reletting. If Landlord is unable to so relet the Premises, then Tenant shall pay to Landlord monthly on the first day of each month during the period that Tenant's right to possession is terminated, a sum equal to the Rent due under this Lease for that month. If the Premises are relet, Landlord shall apply the rents therefrom first to payment of Landlord's expenses incurred by reason of Tenant's default, second, to payment of Landlord's expenses of reletting, including without limitation, brokerage fees and reasonable attorneys' fees, and third, to payment of Rent due from Tenant under this Lease. All sums expended and concessions granted to any new tenant shall be amortized on a straight -line basis over the term of the ne'vY lease and Tenant's liability therefor shall be limited to that portion attributable to the unexpired term of this Lease. If the sums received from such reletting are insufficient to satisfy the payment of Rent due from Tenant under this Lease for any month, Tenant shall remain liable for the deficiency. If the sums received from such reletting exceed the Rent otherwise due from Tenant for any month, Tenant shall have no rights thereto except that such excess amounts shall be applied against Rent subsequently due under this Lease. No such reletting by Landlord shall be considered to be (A) for Landlord's own account unless and until Landlord notifies Tenant that this Lease has been terminated, and (B) an acceptance of Tenant's surrender of the Premises unless and until Landlord so notifies Tenant

     (d) In the event of any termination of this Lease or repossession of any of the Premises after the occurrence of an Event of Default, Tenant shall pay to Landlord Base Rent, Additional Rent and all other sums required to be paid by
Tenant to and including the date of such termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such termination or repossession, and whether or not any of the Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Base Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Section 15.2(c), after deducting from such proceeds all of
Landlord's reasonable expenses in connection with such re letting (including without limitation, all reasonable repossession costs,. brokerage commissions, legal expenses, attorneys' fees, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired had there been no such Event of Default.

     (e) At any time after such termination of this Lease pursuant to Section 15.2(a)(i) or pursuant to law, whether or not Landlord shall have recovered any amounts under
Section 15.2(c) or 15.2(d), Landlord, at its option, shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, (i) the amount by which the Base Rent and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if the Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Premises for the same period, discounted to present worth at the prime rate (as defined in
Section 24.6), minus any such monthly deficiencies previously recovered from Tenant for such unexpired portion of the Term demised herein under Section 15.2(c), plus (ii) all reasonable legal fees and other costs and expenses incurred by Landlord as a result of Tenant's default under this Lease and the exercise of any rights and remedies hereunder.

     (f) If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in Section 15.2(e) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

     (g) Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity. No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or
relinquishment  thereof.  Tenant  waives   any   rights   of
redemption granted by any laws if Tenant is evicted or dispossessed, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms of this Lease.

15.3. FRANCHISOR RIGHTS.

     (a) Landlord agrees to send a copy of any notice of default required or permitted to be given to Tenant under this Lease simultaneously to Franchisor at the last address for Franchisor furnished to Landlord by Franchisor in writing; provided, that the failure to send such notice shall not limit Tenant's default or Landlord's remedies with respect thereto, or make Landlord liable for any damages. If Franchisor has received timely notice of such default, provided, that the failure to send such notice shall not limit Tenant's default or Landlord's remedies with respect thereto or impose any liability upon Landlord therefor), Landlord agrees and consents to the curing of any default of Tenant hereunder by Franchisor, provided that such cure is made by Franchisor within the time set forth in Section 15.l for Tenant's cure provided that Franchisor shall have an additional fifteen (15) days to cure a default under Sections 15.1 (i) and (ii), so long as Franchisor notifies Landlord within the cure periods set forth in such. Sections that Franchisor will cure such defaults). If Franchisor elects to cure any Tenant default hereunder, Franchisor shall give notice to that effect to Landlord and Tenant simultaneously with such cure.

     (b) Notwithstanding anything to the contrary stated herein, if an Event of Default has occurred (including the expiration of any applicable cure period), Landlord agrees to give notice thereof to Franchisor ("Termination Notice") and Landlord will not terminate the Lease (as permitted hereunder) on account of such Event of Default for a period of thirty (30) days, during which time Franchisor shall have the right to lease the Premises upon the same terms and conditions as this Lease, such election to be made by notice to that effect ("Franchisor Notice") from Franchisor to
Landlord prior to the end of said 30-day period. If Franchisor exercises such right by giving the Franchisor Notice to Landlord by the time and in the manner set forth in the immediately preceding sentence, then (i) Franchisor and Landlord shall promptly execute and deliver a written instrument to that effect; (ii) Franchisor shall become the tenant under this Lease with all of the right~ and obligations of tenant commencing upon, first accruing and effective only from and after the date of the Franchisor Notice; provided, that Tenant shall not dispute such action by Franchisor and shall acknowledge its approval of such action by Franchisor; (iii) Franchisor shall have no liability, responsibility or obligation to payor otherwise cure any default of Tenant existing prior the effective date of exercise by Franchisor of its rights in this subsection; provided, that if Franchisor has received notice from Landlord of any Event of Default of Tenant under Sections
15.1 (i) or (ii). Franchisor shall pay any Rent due and payable by Tenant accruing after the date Franchisor receives notice of any such Event of Default; and (iv) nothing contained herein shall restrict, limit, terminate, waive or otherwise affect Landlord's rights against Tenant or any guarantor on account of Tenant's default. If Franchisor fails to exercise such right on or before the expiration of said thirty (30) day period Landlord may pursue any rights and remedies that it may have against Tenant on account of Tenant's Event of Default hereunder. Nothing contained in this section shall be deemed to obligate Franchisor to assume this Lease, to become the tenant hereunder or to take possession of the Premises.

     (c) In the event that Franchisor becomes the tenant under this Lease pursuant to the provisions of subsection
(b) or an assignment under Section 13.2 above, Franchisor shall have the right at any time thereafter upon prior notice to, but without the prior consent of Landlord, to assign this Lease and all of its right, title and interest as Tenant hereunder to an authorized franchisee of Franchisor. In the event of such an assignment, Franchisor shall be released from all liabilities and obligations of Tenant first accruing from and after the effective date of said assignment provided that such assignee franchisee assumes in writing the obligations of Tenant under this Lease and a copy thereof is furnished to Landlord.

                  16. SURRENDER OF PREMISES

     16.1.   CONDITION.  Upon  the  expiration  or   earlier
termination of this Lease or the termination of Tenant's right of possession of the Premises only, Tenant shall surrender the Premises to Landlord in a clean, safe, good and tenantable condition, free of debris and with all "grease traps" and similar devices cleaned and in good working condition, ordinary wear and tear and, if this Lease is terminated pursuant to Section 11.4(b), damage by Casualty excepted. All building apparatus and equipment (other than Tenant's Property) then located on the Premises and all Alterations and other improvements to the Premises made during the Term, whether by Tenant or others, shall remain on the Premises and shall be considered part of the Premises. Tenant shall deliver all keys therefor to Landlord at the place then fixed for the payment of Rent and shall make known to Landlord the combination for all locks on safes, cabinets and vaults in the Premises.

16.2. REMOVAL OF TENANT'S PROPERTY. Upon the expiration or earlier termination of this Lease or the termination of Tenant's right of possession of the Premises only, Tenant shall have the right, at its sole cost and expense, for a period of fifteen ( 15) days thereafter to remove Tenant's Property, Distinctive Property and the Financed Personalty, respectively, from the Premises, provided that Tenant shall pay to Landlord Rent due under Article 3 hereof for the actual number of days which elapse during such fifteen (15) day period until the Tenant's Property, Distinctive Property and the Financed Personalty, as applicable, are removed from the Premises. If and to the extent that Tenant fails to remove any of such property by the expiration of said fifteen (15) day period, Landlord agrees that Tenant Lender, TE Lender and Franchisor each shall have the right for a period of forty (45) days thereafter to remove the same from the Premises, provided that Tenant shall pay to Landlord Rent due hereunder for the actual number of days which elapse until Tenant Lender, TE Lender or Franchisor remove the same from the Premises during such forty five (45) day period. If and to the extent that any such property remains on the Premises on the sixtieth (60th) day after such termination, the same shall be deemed abandoned, and at Landlord's option shall become the property of Landlord and may be sold or disposed of as Land-lord may determine; provided, however, that Landlord shall not use, suffer or permit the use of any Distinctive Property unless the attributes or features thereof associated with Tenant or Franchisor are removed or obliterated. Any and all damage to the Building caused by or resulting from the removal of Tenant's Property, Distinctive Property or Financed Personalty shall promptly be repaired at no cost or expense to Landlord and Tenant shall be liable for such cost and expense unless such repairs are made by Tenant, Franchisor or TE Lender, as the case may be.

              17. SUBORDINATION AND ATTORNMENT

     17.1.  SUBORDINATION.  This Lease  and  the  rights  of
Tenant hereunder are expressly subject and subordinate to the lien of any mortgage or deed of trust constituting a lien on Landlord's fee interest in the Premises ("Landlord Mortgage") and any renewals, extensions, modifications, consolidations and replacements thereof, which now or hereafter affect all or any portion of the Premises (except to the extent that any such instrument expressly provides that this Lease is superior to it); provided that the holder of the Landlord Mortgage ("Landlord Lender") agrees in writing not to disturb Tenant, Tenant's right to possession and use of the Premises and Tenant's rights under this Lease so long as there shall be no Event of Default on behalf of Tenant hereunder. Tenant agrees to execute and deliver to Landlord and any Landlord Lender at any time and from time to time all such documents reasonably requested by Landlord or Landlord's Lender, which are reasonably acceptable to Tenant and Tenant's Lender, to confirm or effect such subordination including, without limitation, an SNDA substantially in the form attached as Exhibit E; provided that such Landlord Lender agrees to recognize this Lease and the rights of Tenant set forth herein for so long as there shall be no Event of Default on behalf of Tenant hereunder. Notwithstanding any foreclosure or sale under any Landlord Mortgage (or transfer by deed in lieu thereof), this Lease shall remain in full force and effect in accordance with its terms. Landlord and any Landlord Lender shall execute within ten (10) days after request any documentation reasonably required by any TF Lender or Tenant Lender, which are reasonably acceptable to Landlord and any Landlord Lender, to confirm the priority of such lender's interests. Notwithstanding the provisions of this Section 17.1, the holder of any Landlord Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Landlord Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect. Tenant hereby agrees that any Landlord Lender shall not be bound to the terms of any material modification or amendment of this Lease entered into after the date of such Landlord Mortgage, unless such Landlord Lender has consented to such material modification or amendment. Tenant hereby agrees that after the date of such Landlord Mortgage, Tenant shall not pay to Landlord any installment of Base Rent more than one (I) month in advance of the due date thereof, unless Landlord Lender shall consent to such prepayment.

     17.2. ATTORNMENT. In the event of the foreclosure of any Landlord Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant will become the tenant of and attorn to and recognize such Landlord Lender or purchaser in foreclosure as Tenant's landlord under this Lease without change in the provisions of this Lease. Upon request by such successor in interest, Tenant will execute and deliver an instrument confirming such attornment, which will recognize this Lease and the rights of Tenant set forth herein and shall provide that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease unless there is an Event of Default continuing hereunder and such successor in interest would be entitled to exercise such remedy under Section 15.2 hereof.


                  18. ESTOPPEL CERTIFICATES

     18.1. ESTOPPEL CERTIFICATES. Within fifteen (15) days after Written request from Landlord or Tenant to the other, such other party shall execute and deliver an estoppel certificate signed by an officer of such party and certifying: the Commencement Date and expiration date of the Term; the date to which Rent has been paid; the amount of Rent then being paid; that this Lease is in full force and effect and has not been modified, amended or assigned (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); that to such party's knowledge there are no defaults by the other party under this Lease, nor to such party's knowledge any existing condition upon which the giving of notice or lapse of time or both would constitute a default (or, if such exist, stating the nature thereof); that such party has received no notice from any insurance company of any defects or inadequacies of the Premises; that such party has no options or rights other than as set forth in this Lease; and such other factual matters as the requesting party may reasonably request. Failure to deliver such statement within said fifteen (15) day period shall be conclusive upon the party to whom the request was directed that this Lease is in full force and effect, without modification except as may be represented by the requesting party in the draft estoppel presented, that to such party's knowledge there are no uncured defaults in the requesting party's performance, and that all other statements required to be made in the estoppel letter are conclusively made.

                         19. NOTICES

     19.1. NOTICES. All notices required or permitted to be given under this Lease shall be in writing and shall be deemed given on the date when personally delivered or, if earlier, the next business day if sent by recognized overnight air courier, or two (2) business days (or, if earlier, when actually received) after being deposited in the United States Mail, postage prepaid, properly addressed, certified mail, return receipt requested, as follows:

TO LANDLORD:           At the address set forth in Section 1.2,

With a copy to:          Liechty & McGinnis, P.C.
                         7502 Greenville Avenue,
                         Suite 750
                         Dallas, Texas 75231
                         Attention: Lome 0. Liechty, Esq.

TO  TENANT             At the address set forth in Section 1.3,


With a copy to:          Peter B. Loughman, Esq.
                         155 North Michigan Avenue,
                         Suite 600
                         Chicago, Illinois 60601

TO FRANCHISOR:           Applebee's International, Inc.
                         4551 West 107th Street,
                         Suite 100
                         Overland Park, Kansas 66207
                         Attention: General Counsel


Each entity or person entitled to receive notice or a copy thereof pursuant to this Lease (" Addressee") at any time and from time to time may change its address for notice purposes by giving notice of such change to all other Addressees in any manner specified above at least fifteen
(15) days before such change of address is to become effective.

                   20. LEASEHOLD FINANCING

     20.1. LEASEHOLD FINANCING. Tenant shall have the right at any time and from time to time during the Term with notice to, but without the consent or approval of Landlord, to grant a mortgage or other security interest ("Leasehold Mortgage") in Tenant's interest in this Lease (the leasehold estate created hereby), and all of Tenant's Property, all upon the condition that all rights acquired under any such Leasehold Mortgage shall be subject to each and all of the covenants, conditions, terms and restrictions set forth in this Lease. Tenant Lender's foreclosure on the Leasehold Mortgage shall not terminate this Lease or affect any of the covenants, conditions, terms and restrictions set forth in this Lease as obligations of Tenant.

     20.2. TENANT LENDER. If Landlord is provided written notice of a Leasehold Mortgage and the name and address for notice of the holder of a Leasehold Mortgage (the "Tenant Lender"), then the rights of such Tenant Lender shall include the following, which shall be binding on Landlord (and any Landlord Lender). Upon recordation of the Leasehold Mortgage and for so long thereafter as the Leasehold Mortgage remains unsatisfied: (i) Landlord agrees to deliver a copy of any notice of default given to Tenant under this Lease simultaneously to Tenant Lender at its last address furnished to Landlord in writing; provided, that the failure to send such notice shall not limit Tenant's default or Landlord's remedies against Tenant with respect thereto (other than such remedies as would prevent the exercise of Tenant Lender's rights under this Section 20.2), or impose any liability upon Landlord for any damages therefrom; (ii) Landlord agrees that Tenant Lender shall have the right, but shall not be obligated, to cure any default of Tenant hereunder provided that such cure is made by Tenant Lender within the time provided to Tenant pursuant to Section 15.1 provided, that such Tenant Lender shall have an additional fifteen (15) days to cure a default under Sections 15.1(i) and 15.1(ii), so long as Tenant Lender notifies Landlord within the cure periods set forth in such Sections that it will cure such defaults); (iii) if Tenant Lender elects to cure any default of Tenant hereunder, (A) Tenant Lender shall give notice to that effect to Landlord and Tenant simultaneously with such cure, and (B) Landlord consents to and shall accept such cure with the same force and effect as if made by Tenant; (iv) Landlord and Tenant each agree not to cancel or surrender this Lease (other than due to a default by a party which was riot cured within the applicable cure period after notice was given to Tenant and Tenant Lender) or amend the provisions of this Lease without the prior written consent of Tenant Lender, which consent shall not be unreasonably withheld or delayed; and (v) if Landlord terminates the Lease due to an Event of Default which Tenant Lender is unable to cure (e.g., Tenant bankruptcy), and Tenant Lender elects by written notice to Landlord within forty-five (45) days thereafter to continue this Lease, Landlord agrees to enter into a new lease with Tenant Lender on the same terms and conditions as set forth in this Lease for the balance of the original Term, including any remaining extension options, provided, that the Tenant Lender shall pay to Landlord at the time of the execution and delivery of the new lease all sums which would at the time of the execution and delivery of the new lease be due pursuant to this Lease but for such termination, and shall agree in writing to cure and shall cure all other defaults of Tenant capable of being cured by Tenant Lender then existing under this Lease within a reasonable period of time after entering into such new Lease. Landlord agrees promptly to execute and deliver such documents as Tenant Lender reasonably may request which are reasonably acceptable to Landlord and any Landlord Lender to evidence the provisions of this Section 20.2, including the Landlord Agreement in the form attached hereto as Exhibit B.


                 21. RIGHT OF FIRST REFUSAL


21.1. RIGHT OF FIRST REFUSAL TO PURCHASE.

     (a) If at any time after the first anniversary of the Commencement Date Landlord shall receive a bona fide written offer to purchase the Premises or any portion thereof or a direct controlling interest in Landlord's ownership (whether stock, partnership interests or membership interests) from a third party which is not affiliated with Landlord, which offer Landlord or its ownership is willing' to accept ("Outside Contract"), Landlord shall give written notice ("Sale Notice") thereof, together with a copy of such Outside Contract, to Tenant. Tenant shall have a right of first refusal ("Refusal Right") to purchase the Premises or the controlling interest therein or the portion of Landlord's ownership interests that is the subject of the Outside Contract in accordance with the terms and provisions thereof. If Tenant desires to exercise the Refusal Right, Tenant shall deliver written notice to that effect to Landlord within twenty (20) days after receipt of the Sale Notice ("Refusal Period"). If Tenant exercises the Refusal Right by the time and in the manner set forth in this subsection, Landlord and Tenant shall promptly execute a contract which includes the same material terms and conditions as the Outside Contract ("Sale Contract") and Tenant shall deposit when due any earnest money deposit required thereunder. If Tenant does not execute a Sale Contract within fifteen (15) days after Tenant's receipt of such Sale Contract from Landlord, signed on behalf of Landlord, or if Tenant defaults in its obligations under such Sale Contract, then Landlord shall be free to consummate the sale pursuant to the Outside Contract {or another contract on substantially similar terms and conditions).

     (b) If Tenant does not exercise the Refusal Right by the time and in the manner set forth in subsection (a) above, then (i) the Refusal Right shall remain in full force and effect, but not with respect to the proposed sale pursuant to the Outside Contract, and (ii) Landlord shall be free to consummate the sale pursuant to the Outside Contract. If within one hundred eighty (180) days after the expiration of the Refusal Period Landlord does not consummate the sale pursuant to the Outside Contract, the Refusal Right shall again be applicable, and Landlord shall not thereafter sell the Premises or the Landlord's ownership interests pursuant to the Outside Contract without first offering Tenant the Refusal Right pursuant to this Section 21.1.

     (c) The rights granted to Tenant under this Section  21
shall not survive the expiration or termination of this Lease.

     (d) The provisions of this Section 21 shall not apply and Tenant shall not have any Refusal Right (i) with respect to the sale, conveyance, assignment or other transfer (A) to any person controlling, controlled by, or under common control with Landlord or any of its direct or indirect owners, (B) by gift, descent or devise, or (C) to any saJe
..<or   conveyance  in  lieu  thereof)  by   foreclosure   or
enforcement of a lien or security interest, or (ii)  at  any
time   that  an  Event  of  Default  has  occurred  and   is
continuing.  Any  conveyance  of  the  Premises  to   Tenant
pursuant to this Section 21 shall be "as-is" with respect to the physical condition of the Premises.


     (e) Except as hereinafter provided, Tenant may assign the Refusal Right which arises under this Section 21.1 to AAG or an AAG Affiliate (as hereinafter defined) upon (and only upon) satisfaction of all of the conditions set forth in this Section 21.1 (e); provided, however, that if the Refusal Right is assigned to AAG or an AAG Affiliate pursuant to this Section 21.1 (e), then thereafter the Refusal Right may not be subsequently assigned to or enforced by any person or entity that is not an AAG Affiliate. In order for Tenant to assign the Refusal Right pursuant to this Section 21.1 (e), it must satisfy the following conditions, and if any such conditions are not satisfied, then any purported assignment of the Refusal Right shall be deemed void and of no force or effect: (i) Tenant must give Landlord thirty (30) days prior written notice of its intent to assign the Refusal Right, together with a certificate of a responsible officer of AAG that the assignee is an AAG Affiliate and together with the address of such Assignee to which Landlord is required to send the Sale Notice contemplated by Section 21.1(a) hereof; (ii) Landlord and Tenant shall enter into an amendment to this Lease which deletes Section 21 from this Lease which amendment shall be subject to the prior written approval of the Landlord Lender, if any, and of the Tenant Lender, if any; (iii) Landlord and Tenant shall execute an amendment to any memorandum of lease (or similar instrument) which is of record specifying that the Refusal Right no longer exists under this Lease; (iv) Landlord and the assignee of the Refusal Right shall enter into a Right of First Refusal Agreement which provides that (A) the Refusal Right has been assigned to AAG (or the applicable AAG Affiliate), (B) such Refusal Right shall be on the exact terms and subject to the same limitations as set forth in this Section 21.1, except that AAG (or the applicable AAG Affiliate) shall have no further right to assign the Refusal Right as contemplated by this Section 21.1 (e), (C) such Refusal Right shall expire at the end of the Term of this Lease or, if sooner, at such time as this Lease may otherwise be terminated, and (D) if, at any time that the Tenant under this Lease is not an AAG Affiliate, AAG (or the applicable AAG Affiliate which is the assignee of the Refusal Right) does not exercise the Refusal Right with respect to any proposed sale, then the Refusal Right shall thereafter terminate and be of no further force and effect provided, that if such proposed sale is not consummated within one hundred eighty ( 180) days after the expiration of the Refusal Period, the Refusal Right shall not terminate as a result of the failure to exercise the Refusal Right with respect to such proposed sale); and (v) AAG shall execute and deliver to Landlord, an instrument, in form reasonably satisfactory to Landlord, acknowledging that AAG's Guaranty of the Tenant's obligations under this. Lease shall remain in full force and effect notwithstanding the assignment of the Refusal Right and the amendment of this Lease in connection therewith. As used herein, the term " AAG Affiliate" means any entity controlling, controlled by or under common control with AAG or its Members. Notwithstanding the foregoing, Tenant may not assign the Refusal Right at any time (A) after Landlord has delivered a Sale Notice under Section 21.1(a) hereof (unless and until the Refusal Right is revived pursuant to Section 21.1 (b) hereof). or ( B) after an Event of Default has occurred and is continuing under this Lease.



        22. TENANT'S RIGHT TO SUBSTITUTE THE PREMISES

     (a) If (x) no Event of Default has occurred and is continuing hereunder and (y) Tenant has determined that the Premises are not adequately profitable, then Tenant shall have the right, at any time and from time to time during the Term of this Lease but after the second (2nd) anniversary of the Effective Date of this Lease, to exchange for the then Premises another property which Tenant, or an affiliate, parent or subsidiary of Tenant operates as an Applebee's (or other name permitted under this Lease) restaurant (hereinafter referred to as the "Exchange Property"); provided, that the following conditions shall have been satisfied:

          (i)  Tenant shall notify Landlord in writing  (the
     "Substitution Notice") that Tenant has elected to exchange the Exchange Property for the ~ Premises pursuant to this Section 22; and

          (ii) Tenant shall deliver to Landlord the following within ninety (90) days after the delivery of the Substitution Notice but in any event not less than thirty (30) days prior to the closing of the exchange contemplated by this Section 22:

               (A) The street address and legal description of the Exchange Property,

               (B)  An  AL T AI ACSM survey of the  Exchange
          Property on which the improvements thereon are shown in relation to the property lines, which survey shall comply with the reasonable requirements of Landlord, shall not show any defects or encumbrances which would render title unmarketable or would detract from the ability to operate the Exchange Property as a restaurant, and shall be certified to Landlord and each Landlord Lender in a form reasonably satisfactory to Landlord and each Landlord Lender (such survey to be recertified at the closing of the exchange),

               (C) An Appraisal of the Premises and of the Exchange Property by a member of the American Institute of Real Estate Appraisers, reasonably approved in advance by Landlord, demonstrating that as of a date after the date of the Substitution Notice, the fair market value of the Exchange Property is equal to or greater than the fair market value of the Premises as of the date of the Substitution Notice (without taking the existence of this Lease into consideration in either valuation), which appraisals shall be performed using substantially the same criteria as those used for determining the value of the Premises at the time Landlord acquired the then Premises,

               (D) A certificate from an officer of Tenant to the effect that the Exchange Property complies with all material laws and legal requirements and its intended use does not violate any covenant, condition, restriction or agreement affecting the Exchange Property,

               (E) A certificate from an officer of Tenant to the effect that the Exchange Property and the operation thereof will be in compliance with this Lease at the time of the exchange,

               (F)  A  certificate from an officer of Tenant
          to the effect that all reciprocal easement agreements, operating agreements and similar agreements benefiting the Exchange Property are in full force and effect and that Tenant has not given or received any notice of default and has no knowledge of any default thereunder that remains uncured,

               (G) Evidence (through the delivery of certificates or policies of insurance) that the Exchange Property is covered by insurance as required in this Lease with evidence that premiums due thereon are paid in full, all as more fully set forth in Section 12.1 of this Lease,

               (H)   Evidence  reasonably  satisfactory   to
          Landlord that the improvements located on the Exchange Property are not in a flood hazard area,

               (I) A commitment to issue as of the date of such exchange, an Owner's and a Mortgagee's Policy of Title Insurance for the Exchange Property, containing exceptions not materially more onerous than those in the Landlord and Landlord Lender's Policies of Title Insurance for the Property ("Existing Policy") and with endorsements similar in type and cost to those in effect under the Existing Policy,

               (J) Tenant's agreement to pay all reasonable costs in connection with the exchange including, but not limited to, recording charges, stamp taxes, transaction and other transfer taxes, title insurance premiums, and reasonable legal expenses of Landlord and each Landlord Lender in effecting the exchange (but excluding any charges for obtaining legal opinions or amounts payable by Landlord to Landlord Lender other than for the reasonable out-of-pocket expenses of Landlord Lender and excluding any income tax liability of Landlord),

               (K) A true and correct copy of each instrument affecting title to the Exchange Property, which instruments shall not impose obligations or liabilities on Landlord or any Landlord Lender substantially more burdensome than those imposed by the Permitted Encumbrances with respect to the Premises,

               (L) An ASTM standard Phase I Environmental Site Assessment and, if recommended in said Phase I Environmental Site Assessment, a Preliminary Asbestos Survey of the Exchange Pr9perty and other appropriate testing (all not more than ninety (90) days old at the date of the Substitution Notice), prepared by a qualified reputable environmental engineering firm engaged at Tenant's expense, showing that there are no recognized environmental conditions requiring further investigation and/or remediation under any applicable Environmental Laws,

               (M) A certification by Tenant to Landlord and Lender containing representations and wa1Tanties with respect to the Exchange Property substantially comparable (to the extent applicable) to those made by Tenant (or any of its affiliates) to Landlord upon Landlord's acquisition of the then Premises,

               (N) A certificate of occupancy, if available, relating to the Exchange Property,

               (0) A Tenant Estoppel Certificate and a Subordination, Non-Disturbance and Attornment Agreement in the form attached as Exhibit E or in such other form as may be reasonably acceptable to Tenant and any Landlord Lender,

               (P) An undertaking by Guarantor to deliver upon the closing of the exchange a reaffirmation of the Guaranty with respect to the lease for such Exchange Property, and

               (Q) Such other information regarding the Exchange Property or .the exchange transaction as Landlord may reasonably request;

          (iii) All documentation with respect to the re-lease and exchange, including, without limitation, appropriate amendments to this Lease (including, without limitation, amendments to reflect the substitution of the Exchange Property for the Premises hereunder) or, if requested by Landlord, a new lease with respect to the Exchange Property on exactly the same executory terms as this Lease (except that the term shall be for the then remaining Term hereunder and except for any necessary state law changes), a special warranty deed (or local equivalent) conveying title to the Exchange Property to Landlord, a bill of sale conveying any personal property related to the Exchange Property, shall be substantially comparable to the documentation utilized upon Landlord's acquisition of the then Premises.

     (b) Landlord shall cause each Landlord Lender to agree that it will secure the release of any Mortgage on the Premises granted by Landlord upon compliance by Tenant with the foregoing terms and conditions; provided that such Landlord Lender shall be entitled to a first Mortgage lien on Landlord's interest in the Exchange Property.

     (c) Tenant shall reasonably cooperate with Landlord  to
structure  any   exchange transaction  so  to  minimize  any
potential  income tax liability to Landlord  by   reason  of
such exchange.

     (d) Closing of the exchange transaction shall take place on a date mutually acceptable to Landlord and Tenant at the office of Landlord or through a title company escrow. At the closing of the exchange of the Exchange Property for the Premises, (i) Tenant shall provide evidence that the Exchange Property is owned in fee simple by Tenant, the Guarantor or an affiliate of Tenant and is not subject to any mortgages, deeds of trust, security agreements or other instruments securing the repayment of any debt or the performance of any obligation or undertaking, or any mechanic's, materialman's, judgment or similar liens; (ii) Landlord shall convey the Premises to Tenant by special warranty deed (or its local equivalent), AS IS, WHERE IS AND WITH ALL FAULTS AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PREMISES, free and clear of any liens created or consented to by Landlord other than
(A) the same Permitted Encumbrances as set forth in the Existing Policy or otherwise agreed to by Tenant, (B) liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, and (C) any installments of Premises Taxes then affecting the Premises, and (iii) Tenant shall convey the Exchange Property to Landlord by Special Warranty Deed (or local equivalent) AS IS, WHERE IS AND WITH ALL FAULTS, AND WITHOUT ANY WARRANTY , EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PREMISES, but with all representations and warranties required to be made by Tenant or as hereinabove provided, subject only to such exception as may be permitted in accordance with this Section 22. Further, at closing Tenant shall deliver to Landlord and any Landlord Lender (I) the amendments to lease (or new lease), lease guaranty, Tenant Estoppel Certificate and Subordination, Non-Disturbance and Attornment Agreement, all as contemplated by subparagraph (a) of this Section .22, together with such other documents, instruments and agreements contemplated by subparagraph (a) of this Section 22 or reasonably requested by Landlord to evidence the exchange of the Exchange Property for the Premises and the consummation of the exchange transaction contemplated hereby; (2) evidence reasonably satisfactory to Landlord that the fair market value of the Exchange Property as set forth in Appraisal referenced in Section 22(a)(ii)(C) above has not materially reduced; (3) an opinion of counsel stating that the lease guaranty has been duly authorized, executed and delivered by the guarantor and is a valid, binding and enforceable in accordance with its terms and (4) an opinion of counsel stating that the new lease has been duly authorized, executed and delivered by Tenant or its affiliate. Further, Tenant shall pay all reasonable costs and expenses of closing the exchange transaction and shall perform all of its other obligations as contemplated by this
Section 22.

     (e)   Tenant's  obligations  under  this  Section   22,
including, without limitation, entering into a new lease of the Exchange Property, may be performed by affiliates of Tenant.

                        23. GUARANTY

     23.1. Simultaneously with the execution of this Lease, Tenant shall cause to be delivered to Landlord a guaranty in the form attached hereto as Exhibit D (the "Guaranty"), pursuant to which AAG shall guaranty Tenant's obligations hereunder.



                      24. MISCELLANEOUS


     24.1. LANDLORD'S INTERESTS.

     (a) The term "Landlord" as used herein shall mean only the owner or owners, at the time in question; of the fee title to the Premises. In the event of an assignment or transfer of this Lease by Landlord for other than security purposes, Landlord shall cause its assignee or transferee to assume the provisions of this Lease and Landlord shall deliver notice of such assignment or transfer and a copy of the effective instrument of transfer to Tenant. Tenant shall be entitled to continue to pay rent and give all notices to Landlord until Tenant has received the foregoing from Landlord. From and after a sale of the Premises, Landlord shall be released from all liability toward Tenant arising from this Lease because of any act, occurrence or omission of Landlord's successors occurring after the transfer of Landlord's interest in this Lease, provided Landlord's purchaser or assignee expressly assumes Landlord's duties and covenants under this Lease. Nothing herein shall be deemed to relieve Landlord of any liability for its acts, omissions or obligations occurring or accruing up to and including the date of such transfer.

     (b) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against Landlord's interest in the Premises and shall not be enforced against Landlord individually or personally.

     (c) Landlord shall have the right to sell, assign or transfer its interest in the Premises without any prior notice to or consent of Tenant, subject to compliance with the provision of Section 21 of this Lease, if applicable.

     24.2 SEVERABILITY .If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder or any other provision of this Lease, nor shall 11it affect the application of any provision of this Lease to other persons or circumstances.
     24.3 ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto set forth the entire agreement between Landlord and Tenant concerning the Premises and there is no other agreement, oral or written, between them other than this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals and information conveyed, whether orally or in writing, between the parties or their respective representatives.

     24.4 TIME. Time is of the essence of this Lease and the performance of all obligations under this Lease.

     24.5 BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and assigns.


     24.6 DEFAULT RATE. All amounts owing to one party from the other party under this Lease for which a date of payment is not expressly fixed shall be paid within ten (10) days after the date the party to whom such amount is payable delivers to the other party appropriate statements of account. As used in this Lease, the words "Default Rate" shall mean interest at the rate of four percent (4%) per annum in excess of the "prime rate" from time to time announced in The Wall Street Journal or if such publication ceases to publish a prime rate then as announced by a comparable publication. The Default Rate of interest shall be computed from the date on which any payment is due from either party to the other through and including the date paid.

     24.7 FORCE MAJEURE. Neither Landlord nor Tenant shall be considered in default of any of the terms, covenants and conditions of this Lease on its part to be performed, if it fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, restrictive governmental laws and regulations riots, insurrections, war, accidents, casualties, acts of God, acts caused directly or indirectly by the other party hereto (or such party's agent, employees or invitees) or any other cause beyond its control. A party shall be entitled to an extension of time equal to one (1) day for each day of delay due to force majeure. The foregoing shall not apply to, excuse or be invoked to justify any delay in the payment of Rent or any other sum of money due from one party payable to the other party.

     24.8 NO WAIVER. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such party.

     24.9 CAPTIONS. The captions and headings in this Lease are inserted only as a matter of convenience and do not define, limit, expand or describe the scope or intent of such provisions.

     24.10 SURVIVAL. The following obligations of Landlord and Tenant shall survive the expiration or earlier termination of this Lease: (a) any obligation permitted in this Lease to be performed after the end of the Term; (b) any obligation not reasonably susceptible of performance prior to the end of the Term; and (c) any other obligation expressly stated to survive termination.

     24.11 APPLICABLE LAW. This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by and construed in accordance with the laws and judicial decisions in effect in the State in which the Premises is located.

     24.12 AMENDMENT. No amendment to the provisions of this Lease shall be effective or enforceable unless made in writing and signed by Landlord and Tenant.

     24.13 Approvals; Consents. Every approval and consent provided for in this Lease shall be made in writing.

     24.14 RIGHTS AND REMEDIES. All rights and remedies granted or referred to in this Lease shall be distinct, separate and cumulative and none shall exclude any other right or remedy of either party set forth in this Lease or available at law or in equity.

     24.15 HOLDOVER. If Tenant retains possession of the Premises after the expiration of the Term without the express written consent of Landlord, the monthly Base Rent payable by Tenant for each month of the period of such holding over shall be an amount equal to one hundred twenty-five percent (125%) of the monthly Base Rent in effect immediately preceding such holdover period; provided, however, that no payment of such increased monthly Rent by Tenant shall be deemed to extend or renew the Term. In the event that Landlord gives written consent to Tenant to remain in occupancy beyond the expiration of the Term, such occupancy shall be construed to be a renewal of this Lease for a month-to-month tenancy upon all of the terms and conditions set forth in this Lease, except that, unless otherwise provided in Landlord's consent, monthly Base Rent payable by Tenant for any such period of holdover tenancy shall be at the rate equal to one hundred percent (100%) of the monthly Base Rent in effect immediately preceding such holdover period.

     24.16 MEMORANDUM. Landlord and Tenant agree to complete, execute, deliver and record in the county in which the Premises are located a short form memorandum of this Lease substantially in the form and substance attached hereto as Exhibit C ("Memorandum"). Tenant shall pay all fees, taxes, costs ands expenses to record the Memorandum.

     24.17 NO THIRD-PARTY RIGHTS. The terms and provisions of this Lease shall-not be deemed to confer any rights upon, nor obligate Landlord or Tenant to, any person or entity other than the parties hereto, except for any Landlord Lender, Tenant Lender, TE Lender and Franchisor if and to the extent specifically provided herein.

     24.18  LANDLORD ACCESS. Upon not less than  twenty-four
(24) hours' prior notice (except in the case of an emergency), Landlord may enter upon the Premises during Tenant's non-peak business hours for purposes of inspection and showing the Premises to prospective purchasers or lenders. When entering the Premises, Landlord, its agents, employees and/or contractors (a) shall identify themselves to Tenant's personnel immediately upon entering the
Premises, and (b) shall not, in any way, materially or unreasonably affect, interrupt or interfere with Tenant's use, business or operations on the Premises or obstruct the visibility of or access to the Premises.

     24.19 DUE AUTHORITY.

     (a) Landlord represents and warrants to Tenant as follows: (i) that Landlord is a limited liability company created, validly existing and in good standing under Delaware law; (ii) that Landlord has full right, power and authority to enter into and to perform its obligations under this Lease and that no consent or approval of any third parties is necessary in order to do so or that all such consents and approvals have been obtained; and (iii) that this Lease, when signed- by Landlord, is a legal, valid and binding obligation of Landlord enforceable in accordance with its terms.

     (b) Tenant represents and warrants to Landlord as follows: (i) that Tenant is a limited liability company created, validly existing and in good' standing under Delaware law; (ii) that Tenant has full right, power and authority to enter into and to perform its obligations under this Lease and that, except as otherwise specifically provided herein no consent or approval of any third parties is necessary in order to do so; and (iii) that this Lease, when signed by Tenant, is a legal, valid and binding obligation of Tenant enforceable in accordance with its terms.

     24.20 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed to constitute a partnership or joint venture between Landlord and Tenant. The relationship of Landlord and Tenant shall only be deemed to be one of landlord and tenant.

     24.21 Preparation and Signing of Lease. This Lease has been negotiated and reviewed by Landlord, Tenant and their respective attorneys and/or professional advisors, all of whom intend and believe this Lease to be the product of all of their joint efforts, that it contains the entire agreement between Landlord and Tenant and as such should not and shall not be interpreted or construed in favor of or against either Landlord or Tenant merely because of the efforts of one party or the other in preparing this Lease. The submission of this Lease for review or execution does not constitute a reservation of or option for the rights conferred herein. This Lease shall become effective only if and when executed and delivered by both Landlord and Tenant.

     24.22 BROKER. Landlord and Tenant each warrant and represent to the other that it has not dealt with any real estate broker, salesperson or finder in connection with this Lease, except for CB Richard Ellis, Inc. ("Broker"). Tenant shall be responsible for the payment of any fee, commission or other compensation due to Broker on account of this transaction pursuant to the terms of a separate agreement between Landlord and Broker and Tenant shall indemnify. defend and hold Landlord harmless from and against all such fees, commissions and other compensation to Broker. Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of its representation and warranty set forth herein.

     24.23 SEPARABILITY. Each and every covenant and agreement of Tenant contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same.

     24.24 MULTIPLE COUNTERPARTS. To facilitate execution, this Lease may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall hot be necessary in making proof of this Lease to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

     24.25 BUSINESS DAYS. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or such time period shall expire on the next succeeding business day.

     24.26 INTERPRETATION. When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa. Further, references to "person" or "persons" in this Lease shall mean and include any natural person and any corporation, partnership, joint venture, limited liability company, trust or other entity whatsoever. As used herein, the term "including" shall mean "including, but not limited to".

     24.27 NO MERGER OF TITLE. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

     24.28  Financial  Reporting. During the  Term  of  this
Lease,  Tenant  will  deliver or cause to  be  delivered  to
Landlord   the  following  financial  information   at   the
following times:

          (a) During any twelve (12) month period and at Landlord's request but in no event more that two (2) times per year, unless such request is required in order for Landlord to obtain financing and in such event, when reasonably necessary, within thirty (30) days of said request, the most recent quarterly and year-to-date consolidated balance sheets and income and cash flow statements for the Tenant and for AAG and the accompanying unit level profit and loss statements for each Premises for that period; and

          (b) within one hundred and twenty (120) days after the end of each fiscal year of Tenant and AAG, annual consolidated balance sheets and income and cash flow statements for the Tenant and for AAG for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, including unit level profit and loss statements for that period for the Premises.


     The annual financial statements which are to be delivered as provided above shall have been prepared and certified by an independent certified public accountant. All other financial statements to be delivered pursuant to this
Section 24.28 shall be un-audited and certified to Landlord to be reasonably true and correct by the Tenant's controller or other officer. Landlord shall have the right, upon reasonable advance notice, to meet with appropriate officers of Tenant and AAG to discuss their respective affairs and finances and the financial information delivered pursuant hereto.






IN  WITNESS WHEREOF. Landlord and Tenant have executed  this
Lease as of the day and year first above written.


     LANDLORD:                          PRECO II CRIC LLC

  Date: October 21, 2003               By:/s/ Marjorie Palace
                                              Marjorie Palace
                                              Authorized Person




     TENANT:                            APPLE OHIO LLC
  Date:  October 21, 2003              By: /s/ Lorin Cortina
                                               Lorin M Cortina
                                               Executive  Vice
                                               President








                      ACKNOWLEDGEMENTS

STATE OF ILLINOIS             )
                         )SS
COUNTY OF CLARK               )


     I Belinda Loza, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Marjorie Palace personally known to me to be the Authorized Person of PRECO II CRIC LLC, a Delaware limited liability company ("Company"), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Marjorie Palace, appeared before me this day in person and acknowledged that she signed and delivered the said instrument as her own free and voluntary act, and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

      GIVEN under my hand and Notarial Seal this 22nd day of October, 2003.

                                   /a/ Belinda Loza
                                      Notary Public
[notary seal]





STATE OF ILLINOIS             )
                         )SS
COUNTY OF CLARK               )


     I Belinda Loza, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Lorin M Cortina, personally known to me to be the Executive Vice President of APPLE OHIO LLC, a Delaware limited liability company ("Company"), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Executive Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.

      GIVEN under my hand and Notarial Seal this 22nd day of October, 2003.

                                   /a/ Belinda Loza
                                       Notary Public
[notary seal]



                 EXHIBIT A LEGAL DESCRIPTION


SITUATED IN THE CITY OF ASHLAND, COUNTY OF ASHLAND, STATE OF OHIO AND KNOWN AS BEING PART OF THE SOUTHWEST QUARTER OF
SECTION 24, TOWNSHIP 24, UNION TOWNSHIP, RANGE 17, AND ALSO KNOWN AS BEING PART OF PARCEL 3 AND PART OF PARCEL 4 OF THE SUBDIVISION OF A PORTION OF THE BOYER PROPERTY FOR DEVELOPERS DIVERSIFIED ENTERPRISES LTD. AS RECORDED IN PLAT CABINET 1, PAGE 26 OF THE ASHLAND COUNTY RECORDS;

BEGINNING AT A POINT, WHICH IS THE SOUTHWEST CORNER  OF  THE
SOUTHWEST QUARTER OF SECTION 24;

THENCE SOUTH 86 DEG. 29' 37" EAST, ALONG THE SOUTHERLY LINE OF SAID SECTION 24 AND THE CENTERLINE OF TOWNSHIP HIGHWAY NO. 1506, A DISTANCE OF 1120.70 FEET TO A POINT .AT THE INTERSECTION OF THE SOUTHERLY LINE OF SAID SECTION 24 WITH THE CENTERLINE OF CLAREMONT A VENUE (OLD U.S. ROUTE NO.42);

THENCE  NORTH 58 DEG. 14' 21" EAST, ALONG THE CENTERLINE  OF
SAID CLAREMONT A VENUE, A DISTANCE OF 664.54 FEET TO A POINT
OF CURVATURE;

THENCE CONTINUING THE CENTERLINE OF SAID CLAREMONT AVENUE, ALONG THE ARC OF A CIRCLE DEFLECTING TO THE LEFT HAVING A CENTRAL ANGLE OF 04 DEG. 30' 04", A RADIUS OF 5729.58 FEET A TANGENT OF 225.17 FEET, A CHORD OF 449.99 FEET, A CHORD BEARING NORTH 55 DEG. 59' 19" EAST, AND AN ARC LENGTH OF
450.11 FEET TO A POINT, WHICH IS THE TRUE PLACE OF BEGINNING FOR THE PARCEL OF LAND HEREIN DESCRIBED;

THENCE NORTH 36 DEG. 12143" WEST, PASSING OVER A 5/8" CAPPED
REBAR  (GBC  DESIGN, INC.) SET AT 30.00 FEET, A DISTANCE  OF
79.99 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET  AT
A POINT OF CURVATURE;

THENCE ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT HAVING A CENTRAL ANGLE OF 39 DEG. 57' 44", A RADIUS OF 100.00 FEET, A TANGENT OF 36.36 FEET, A CHORD OF 68.34 FEET, A CHORD BEARING NORTH 16 DEG. 131 51" WEST, AND AN ARC LENGTH OF
69.75 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET  AT
A POINT OF TANGENCY;

THENCE NORTH 03 DEG. 45' 01" EAST A DISTANCE OF 221.25 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT A POINT OF CURVATURE; THENCE ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT HAVING A CENTRAL ANGLE OF 89 DEG. 58' 53", A RADIUS OF
10.00 FEET, A TANGENT OF 10 FEET, A CHORD OF 14.14 FEET, A CHORD BEARING NORTH 48 DEG. 44' 28" EAST, AND AN ARC LENGTH OF 15.70 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT A POINT OF TANGENCY; THENCE SOUTH 86 DEG. 16' 06" EAST A DISTANCE OF 254.83 FEET TO A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT A POINT; THENCE SOUTH 38 DEG. 39' 39" EAST,
ALONG THE EASTERLY LINE OF SAID PARCEL 4, PASSING OVER A 5/8" CAPPED REBAR (GBC DESIGN, INC.) SET AT 110.29 FEET, A DISTANCE OF 140.29 FEET TO A POINT; THENCE SOUTH 51 DEG. 20' 21" WEST, ALONG THE CENTERLINE LINE OF SAID CLAREMONT AVENUE, ALSO BEING THE SOUTHERLY LINE OF SAID PARCEL 4, A DISTANCE OF 141.22 FEET TO A POINT OF CURVATURE; THENCE CONTINUING ALONG THE CENTERLINE OF SAID CLAREMONT AVENUE, ALSO BEING THE SOUTHERLY LINE OF SAID PARCEL 3 AND SAID PARCEL 4, ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT
HAVING A CENTRAL ANGLE OF 02 DEG. 23' 56", A RADIUS OF 5729.58 FEET, A TANGENT OF 119.96 FEET, A CHORD OF 239.88 FEET, A CHORD BEARING SOUTH 52 DEG. 32' 19" WEST, AND AN ARC LENGTH OF 239.89 FEET TO THE TRUE PLACE OF BEGINNING AND CONTAINING 1.9366 ACRES OF LAND, MORE OR LESS, (1.1131 ACRES BEING LOCATED IN SAID PARCEL 3 AND 0.8235 ACRES BEING LOCATED IN SAID PARCEL 4), AS SURVEYED IN NOVEMBER, 2000, AS REVISED BY SURVEY IN OCTOBER, 2001 BY GARY R. ROUSE, REGISTERED SURVEYOR NO. 6867, WITH GBC DESIGN, INC. BUT SUBJECT TO ALL LEGAL HIGHWAYS AND ANY RESTRICTIONS, RESERVATIONS OR EASEMENTS OF RECORD.

TOGETHER WITH THE EASEMENTS AS SET FORTH IN THE RESTRICTIONS, COVENANTS AND CONDITIONS CONTAINED IN DEED OF DECLARATION BY DEVELOPERS DIVERSIFIED ENTERPRISES, LTD.,
FILED  JUNE  2,  1977 IN VOLUME 503 PAGE 639 ASHLAND  COUNTY
RECORDS.

NOTE:   THE  ABOVE  DEED  OF  DECLARATION  WAS  AMENDED   BY
INSTRUMENT  FILED FEBRUARY 22,1993 IN VOLUME  577  PAGE  509
ASHLAND COUNTY RECORDS.



PARCEL NO. P44-085-0-0010-00

Commonly known as: 2250 Claremont Avenue, Ashland, OH 44805